UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[ X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240. 14a-12

LML PAYMENT SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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LML PAYMENT SYSTEMS INC.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 28, 2012

TO THE HOLDERS OF COMMON SHARES OF LML PAYMENT SYSTEMS INC.

The annual and special meeting of shareholders (hereafter referred to as our “annual meeting”) of LML Payment Systems Inc. will be held at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 28, 2012, at 11:00 a.m. local time, for the purposes of:

1.	electing four (4) members of our board of directors;

2.	ratifying the appointment of Grant Thornton LLP as our independent auditors;

3.
to consider and, if thought fit, to approve a special resolution to continue the Corporation into the province of British Columbia, details of which are set out in the accompanying proxy statement; and

4.	transacting any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The record date for our annual meeting is July 9, 2012.  Only shareholders of record at the close of business on July 9, 2012 are entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement of our annual meeting.

A copy of our Annual Report to Shareholders for our fiscal year ended March 31, 2012 accompanies this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting of Shareholders to be Held on August 28, 2012:  This Notice and Proxy Statement and the Corporation’s 2012 Annual Report are available electronically at https://materials.proxyvote.com/50208p.

Our board of directors hopes that you will find it convenient to attend our annual meeting in person, but whether or not you attend, please mark, sign, date and return the enclosed Form of Proxy immediately to ensure that your common shares are represented at our annual meeting.  Returning your proxy does not deprive you of the right to attend our annual meeting and vote your common shares in person.

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Directors:
Patrick H. Gaines
Chief Executive Officer and Chairman
Dated: July XX, 2012

PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF LML PAYMENT SYSTEMS INC.
AUGUST 28, 2012

LML Payment Systems Inc.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

The accompanying Form of Proxy is solicited on behalf of the board of directors of LML Payment Systems Inc. (the “Corporation” or “LML”) to be used at our annual and special meeting of shareholders (hereafter referred to as our “annual meeting”) to be held at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 28, 2012, at 11:00 a.m. local time.  This Proxy Statement and the accompanying Form of Proxy, Notice of Meeting and Annual Report to Shareholders on Form 10-K for the fiscal year ended March 31, 2012 are first being mailed to shareholders of record on or about July XX, 2012.

We will bear the expense of this solicitation.  Certain of our directors, officers and employees may solicit the return of proxies by mail, telephone, facsimile or other similar means without additional compensation.  Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons.  Our transfer agent, Computershare Investor Services Inc. (“Computershare”), has agreed to assist us in the tabulation of proxies and the counting of votes at our annual meeting.

All of a shareholder's common shares registered in the same name will be represented by one proxy.

WHO CAN VOTE

Only shareholders of record as of the close of business on July 9, 2012 are entitled to receive notice of, attend and vote at our annual meeting (you will be considered a shareholder of record of your common shares if such shares are registered directly in your name with Computershare (our transfer agent), whereas if your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other nominee or similar organization, then you will be considered a beneficial owner of shares held in “street name”).  As of July 9, 2012, there were 28,246,684 common shares in the capital of our Corporation issued and outstanding owned by approximately 330 shareholders of record.  We have no other voting securities outstanding.  Shareholders do not have cumulative voting rights and, accordingly, each shareholder of record on July 9, 2012 is entitled to one vote for each common share held.

HOW YOU CAN VOTE

Common shares cannot be voted at our annual meeting unless the holder of record is present in person or represented by proxy.  A shareholder of record has the right to attend our annual meeting at the time and place set forth in the Notice of Annual and Special Meeting and to vote their shares directly at the meeting.  In addition, the enclosed Form of Proxy contains instructions by which a shareholder may vote by telephone (by using the toll-free telephone number shown on the Form of Proxy) or electronically via the Internet (by visiting the website listed on the Form of Proxy).  In the alternative, a shareholder may appoint a person to represent such shareholder at our annual meeting by completing the enclosed Form of Proxy, which authorizes a person other than the holder of record to vote on behalf of the shareholder, and returning it to our transfer agent, Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta T2P 3S8 by facsimile (facsimile (403) 267-6529) or by mail in the enclosed envelope.  All shareholders are urged to mark, sign, date and promptly return the enclosed Form of Proxy by facsimile or by mail in the enclosed envelope, or to vote by telephone or electronically via the Internet, after reviewing the information contained in this proxy statement. Valid proxies will be voted at our annual meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that such proxies are received by Computershare no later than 11:00 am Pacific Time on August 24, 2012 or at least 48 hours prior to any adjournment of the annual meeting, or deposited with the Chair of the annual meeting on the day of the annual meeting or any adjournment thereof prior to the time of voting.

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The common shares represented by the proxy will be voted, or withheld from voting, as directed in the proxy.  If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for our board of directors set forth in this proxy statement, FOR the ratification of the appointment of our independent auditors, Grant Thornton LLP and FOR the continuance of the Corporation into the Province of British Columbia.   If any other matters properly come before our annual meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgment, pursuant to the discretionary authority conferred by the proxy.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR CORPORATION AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Shareholders who do not hold their shares in their own name (referred to in this proxy statement as “beneficial shareholders”), including beneficial shareholders who hold their shares in “street name” through a bank or broker, should note that only proxies deposited by shareholders whose names appear on the records of our Corporation as the registered holders of common shares can be recognized and acted upon at our annual meeting.  If common shares are listed in an account statement provided to a shareholder by a bank or broker, then in almost all cases, those common shares will not be registered in the shareholder's name on the records of our Corporation.  Such common shares will more likely be registered under the name of the shareholder's bank or broker or an agent of that bank or broker.  In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).  Beneficial shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries such as banks or brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings.  Every intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their common shares are voted at our annual meeting.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge U.S.”) in the United States and Broadridge Investor Communications Solutions, Canada (“Broadridge Canada”) in Canada.  Broadridge U.S. and Broadridge Canada typically apply a special sticker to proxy forms, mail those forms to the beneficial shareholders and ask beneficial shareholders to return the proxy forms to Broadridge U.S. for the United States and Broadridge Canada for Canada.  Broadridge U.S. and Broadridge Canada then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at our annual meeting.  A beneficial shareholder receiving a Broadridge U.S. proxy or a Broadridge Canada proxy cannot use that proxy to vote common shares directly at our annual meeting - the proxy must be returned to Broadridge U.S. or Broadridge Canada, as the case may be, well in advance of our annual meeting in order to have the common shares voted.

Although a beneficial shareholder may not be recognized directly at our annual meeting for the purposes of voting common shares registered in the name of his or her bank or broker (or agent of the bank or broker), a beneficial shareholder may attend our annual meeting as proxyholder for the registered shareholder and vote the common shares in that capacity.  Beneficial shareholders who wish to attend our annual meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their bank or broker (or the bank or broker's agent) in accordance with the instructions provided by such bank or broker (or agent), well in advance of our annual meeting.

Alternatively, a beneficial shareholder may request in writing that his or her bank or broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our annual meeting and vote his or her common shares.

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BROKER NON-VOTES

If you are a beneficial shareholder who holds shares in “street name” through a bank or broker, the bank or broker will ask you how you want your shares to be voted and the bank or broker is then required to vote those shares in accordance with your instructions.  If you do not give instructions to the bank or broker, the bank or broker will be entitled to vote the shares with respect to “discretionary” proposals but will not be permitted to vote the shares with respect to “non-discretionary” proposals (when that occurs, it is called a “broker non-vote”).  Proposal One (Election of Directors) and Proposal Three (Continuance into the Province of British Columbia) are non-discretionary proposals.  As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposal One (Election of Directors) and Proposal Three (Continuance into the Province of British Columbia), then your bank or broker will not be able to vote your shares with respect to Proposals One or Three.  Proposal Two (Ratification of the Appointment of Independent Auditors), on the other hand, is a discretionary proposal, which means that if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposal Two, then your bank or broker may (but is not required to) vote your shares at its discretion with respect to Proposal Two.  In either case, we urge you to provide instructions to your bank or broker so that your votes may be counted on these important matters.

QUORUM AND REQUIRED VOTE

A quorum of shareholders is necessary to take action at our annual meeting.  A minimum of one person present in person or represented by proxy and holding at least 33 1/3 percent (33 1/3%) of the outstanding common shares as at July 9, 2012 that are entitled to vote at any meeting of the shareholders will constitute a quorum for the transaction of business at our annual meeting.  However, if a quorum is not present, the shareholders present at our annual meeting have the power to adjourn the meeting until a quorum is present.  At any such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original meeting.

With respect to Proposal One (Election of Directors), in order to be elected as a director, a nominee must receive the affirmative vote of the majority of the votes cast in person or by proxy at our annual meeting. With respect to Proposal Two (Ratification of the Appointment of Independent Auditors) and Proposal Three (Continuance into the Province of British Columbia) or any other proposals which may properly come before our annual meeting, in order to be approved each such proposal must receive the affirmative vote of a majority of the votes cast in person or by proxy at our annual meeting.

For Proposal One (Election of Directors), a shareholder may vote in favor of a director or may withhold such shareholder’s vote.  For Proposal Two (Ratification of the Appointment of Independent Auditors) and Proposal Three (Continuance into the Province of British Columbia) and any other proposals which may properly come before our annual meeting, a shareholder may vote in favor or vote against such proposal or may “abstain” from voting on such proposal.  In the event of broker non-votes, withheld votes (in the case of the election of directors) or abstentions (in the case of the continuance into British Columbia, the ratification of the appointment of independent auditors and any other proposals that may properly come before our annual meeting), such shares will be treated as present for the purpose of determining the presence of a quorum at our annual meeting, but will not be considered “votes cast” at our annual meeting and, therefore, will not be counted for purposes of calculating the votes cast for the election of directors, or the ratification of the appointment of our independent auditors or the continuance into British Columbia (or any other proposals that may properly come before our annual meeting) and will not have any effect on the outcome of such matters.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY OR VOTE BY TELEPHONE OR THE INTERNET WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING.  IF YOU PLAN TO ATTEND OUR ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (COMPUTERSHARE INVESTOR SERVICES INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR COMMON SHARES.

REVOCATION OF PROXIES

If you are a shareholder of record, you can revoke your proxy at any time prior to the start of our annual meeting in three ways:

1.	by delivering a written notice of revocation to the Corporate Secretary of our Corporation;
2.	by submitting a duly executed proxy bearing a later date; or
3.	by attending our annual meeting and expressing the desire to vote your common shares in person (attendance at our annual meeting will not in and of itself revoke a proxy).

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If your shares are held in “street name” through a bank or broker, your bank or broker should provide you with appropriate instructions for revoking your proxy.

CONFIDENTIALITY OF VOTES

Proxy instructions, ballots and voting tabulations that identify individual shareholders will be handled in a manner that protects the shareholder’s voting privacy.  A shareholder’s vote will not be disclosed either within the Corporation or to third parties, except (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation and certification of votes; and (iii) to facilitate a successful proxy solicitation.  Occasionally, shareholders may provide written comments on their proxy cards, which may be forwarded to the Corporation’s management and the Board.

ADMISSION TO THE ANNUAL MEETING

As noted above, you are entitled to attend the annual meeting in person only if you were a shareholder of record as of the close of business on the record date (which was July 9, 2012) or hold a valid proxy for the annual meeting.  If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the annual meeting.  You should be prepared to present photo identification for admission.  If you hold your shares in street name (i.e., through a broker, bank or other intermediary), you should provide proof of beneficial ownership as of the record date (such as your most recent account statement prior to the record date), a copy of the voting instruction card provided by your broker, bank, or other intermediary, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

VOTING RESULTS OF THE ANNUAL MEETING

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in a current report on Form 8-K, which we are required to file with the Securities and Exchange Commission no later than four business days after the date the annual meeting ends.

CURRENCY

Except where otherwise indicated, all dollar ($) amounts referred to in this proxy statement are expressed in U.S. dollars.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the number of directors shall be determined by resolution of our board of directors and set out in the notice calling the annual meeting of shareholders provided that the number of directors may be not less than three (3) or more than fifteen (15).  The number of our directors has been set at four (4). All of our current directors are standing for re-election at our annual meeting.  Each director who is elected will serve until an annual meeting is held for our fiscal year ending March 31, 2013, until his or her successor has been elected and qualified, or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.  We have no reason to believe that any of the nominees will be unable to serve if elected, but if any of them should become unable to serve as a director, and if our board of directors designates a substitute nominee, the persons named in the accompanying Form of Proxy will vote for the substitute nominee designated by our board of directors, unless a contrary instruction is given in the Form of Proxy.

Directors are elected by a majority of votes cast in person or by proxy at our annual meeting.  Votes may be cast in favor or withheld.  Votes that are withheld will not be considered votes cast and will be excluded entirely from the vote and will have no effect.  Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

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NOMINEES

The persons nominated to be directors are listed below.  All of the nominees are currently directors.  The following information as of July 9, 2012 has been provided by the nominees named for election as directors:

Name	Age	Position with the Corporation	Date Position First Held

Patrick H. Gaines	53	Chief Executive Officer, Director and Chairman	1990 - Director; February 9, 2000 – CEO August 6, 2009 - Chairman

Greg A. MacRae	58	Director	February 12, 1998

David C. Cooke	66	Director	May 20, 2009

Jacqueline Pace	68	Director	November 27, 2000

Patrick H. Gaines

Patrick H. Gaines has been the Corporation’s Chief Executive Officer since February 9, 2000 and a member of the Corporation’s board of directors since 1990.  Mr. Gaines was appointed Chairman on August 6, 2009, although he has fulfilled the duties of this role since 1992.  Mr. Gaines was President of LML Payment Systems Inc. from March 31, 1992 until February 4, 2009 (at which time Mr. Gaines relinquished that position in connection with the promotion of Craig Thomson to President of the Corporation).  Mr. Gaines is also the Chairman and a director of the Corporation’s subsidiaries Beanstream Internet Commerce Inc. and Beanstream Internet Commerce Corp. and is the President, CEO and a director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LML Patent Corp. and LML Payment Systems Corp.   Mr. Gaines holds a Bachelor of Arts degree from the University of Victoria and is married to Carolyn L. Gaines, our Corporate Secretary.

Greg A. MacRae

Greg A. MacRae has served as a director of the Corporation since February 12, 1998.  Mr. MacRae has served as the President of CSI Capital Solutions Inc., a business administrative services company, since September 1996.  Mr. MacRae has been a director of North Group Limited since July 2002 and Starfire Minerals Inc. since April, 2005. Mr. MacRae also served as a director of Shoreham Resources Ltd. from October 2007 to March 2010.  Mr. MacRae has significant experience with corporate transactions and transfer agent activities, having been the Senior Account Manager of the Corporate Services Department at Montreal Trust Company of Canada (now Computershare Investor Services Inc.) between February 1985 and September 1996.   Mr. MacRae has been nominated to continue serving on our Board of Directors because Mr. MacRae’s  insights gained from service on the boards of other companies and his leadership skills, as well as his management and entrepreneurial experience provide valuable insights and a unique perspective to the board. In addition, having been involved with the Corporation for more than thirteen years, he brings extensive historical perspective to the Board.

David C. Cooke

Mr. Cooke was appointed as a director by the board of directors on May 20, 2009 to fill the vacancy resulting from the demise of the late L. William Seidman, who had been serving as a director of the Corporation since October 13, 1999.  Mr. Cooke spent over 15 years with the Federal Deposit Insurance Corporation (“FDIC”), including serving as the sole Deputy to Mr. Seidman when Mr. Seidman served as the FDIC Chairman.  After leaving the FDIC, Mr. Cooke served as Executive Director of the Resolution Trust Corporation from 1989 to 1992 and then spent 11 years as a senior level consultant in the private sector before returning to the FDIC in 2003 to serve as its Chief Learning Officer in charge of its new Corporate University until his retirement from the FDIC in 2006. Currently, Mr. Cooke is self-employed as an independent consultant in the financial services sector.  Mr. Cooke is a principal in FinSec Navigator Group LLC, a company that provides advisory services to financial institutions as well as investors in such institutions and their assets.  He holds an MBA in Finance and is a Certified Public Accountant and a Chartered Financial Analyst.  Mr. Cooke has been nominated to continue serving on our Board of Directors because he brings extensive financial industry experience, seasoned leadership skills, in-depth knowledge with respect to accounting matters and highly valued insights to the Board through his roles in both the public and private sectors.

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Jacqueline Pace

Jacqueline Pace has served as a director of the Corporation since November 7, 2000.  Ms. Pace has been self-employed as an attorney since 2000, during which time she has been a member of the board of Third Federal Mutual Savings Bank of Cleveland, Ohio, serving as the chairperson of its audit committee from 2004 to 2006 as well as being a consultant to Sageworks Inc., a private software company, since 2005.  Between November 1998 and January 2000, Ms. Pace was employed as an attorney by Baker & Hostetler.  Ms. Pace served as counsel to the Chairman of the Federal Deposit Insurance Corporation as well as to the Chairman of the Resolution Trust Company from 1988 through 1990.   She also served as counsel to the firm of Pillsbury, Madison and Sutro, Washington, D.C. between 1990 and 1994.  Her experiences also include serving as a member of and on the board of several non-profit organizations, with a focus on arts and the community.   Ms. Pace is a member of the Bar Association of the District of Columbia and holds a Juris Doctor degree from Emory University School of Law and a Bachelor of Arts degree from The American University.  Through the D.C. Bar Association and affiliation with Emory University Law School, Ms. Pace regularly attends seminars dealing with corporate and financial institution law, SEC regulations and corporate compensation issues.  Ms. Pace has been nominated to continue serving on our Board of Directors because Ms. Pace’s legal training, experience on other boards and audit committees, and extensive background in legal and regulatory matters pertaining to the financial services industry provide the Board with leadership and consensus building skills on matters of strategic importance. In addition, having been involved with the Corporation for more than ten years, she brings extensive historical perspective to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES SET FORTH IN PROPOSAL ONE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Patrick H. Gaines, Greg A. MacRae, Jacqueline Pace and David C. Cooke served on our board of directors during the fiscal year ended March 31, 2012.

During the fiscal year ended March 31, 2012, our board of directors held four (4) meetings and acted two (2) times by written consent.  The meetings were attended by all of our directors either in person or by teleconference.  Messrs. MacRae and Cooke and Ms. Pace are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.  Our independent directors meet regularly following most directors’ meetings.

For the fiscal year ended March 31, 2012, the board of directors had four (4) standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Stock Option Plan Administration Committee.

From time to time the board of directors has also established special committees of the board of directors whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

During the fiscal year ended March 31, 2012, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which such person served that were held during the period in which such person served as a director.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and Section 173 of the Business Corporations Act (Yukon).

During the fiscal year ended March 31, 2012, the members of the Audit Committee included Greg A. MacRae (Chair), Jacqueline Pace and David C. Cooke.  The Audit Committee met four (4) times during the fiscal year ended March 31, 2012.

The function of the Audit Committee is set out in its written charter, and includes reviewing and approving the scope of audit procedures employed by our independent auditors, approving in advance all audit and permitted non-audit services performed by the independent auditors and the scope and cost of their annual audit, reviewing the independent auditors' opinions on the adequacy of internal controls and quality of financial reporting, and reviewing our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls. The Audit Committee also reports to our board of directors with respect to such matters and approves the selection of independent auditors.

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The board of directors has determined that each member of the Audit Committee is financially literate, that the Audit Committee has at least one member who is an "audit committee financial expert", as defined by the Securities and Exchange Commission, and that David C. Cooke was the “audit committee financial expert” during the fiscal year ended March 31, 2012.

The board of directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Compensation Committee

We have a separately designated standing Compensation Committee.  During the fiscal year ended March 31, 2012, the members of the Compensation Committee included Jacqueline Pace (Chair), Greg A. MacRae and David C. Cooke.    The Compensation Committee met four (4) times during the fiscal year ended March 31, 2012.

             The Compensation Committee's duties are set out in its written charter and include developing policies that are designed to offer competitive compensation opportunities for our executive officers that are based on personal performance, individual initiative and achievement, as well as assisting in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

              The board of directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Nominating and Corporate Governance Committee

General. We have a separately designated standing Nominating and Corporate Governance Committee.  During the fiscal year ended March 31, 2012, the members of our Nominating and Corporate Governance Committee included David C. Cooke (Chair), Greg A. MacRae and Jacqueline Pace.  The Nominating and Corporate Governance Committee met two (2) times during the fiscal year ended March 31, 2012.

Our Nominating and Corporate Governance Committee's duties are set out in its written charter which sets forth its primary responsibilities of developing criteria for evaluating and selecting new directors to serve on our board of directors, recommending nominees for election as directors to our board of directors, the evaluation of the qualifications and independence of directors and members of the various committees of our board of directors and the development and recommendation to our board of directors of corporate governance principles applicable to our Corporation.

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that: at least a majority of the directors are independent under the rules of the SEC and the listing standards of the NASDAQ Stock Market; members of our Audit Committee meet the financial literacy and sophistication requirements under the listing standards of the NASDAQ Stock Market; and at least one member of our Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.  Nominees for director are expected to combine a broad spectrum of experience and expertise with a reputation for integrity, have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, be able to make independent analytical inquiries, understand our business environment, and be willing to devote adequate time to Board duties.

The Nominating and Corporate Governance Committee does not have a separate policy with respect to the consideration of diversity in selecting director nominees, however the Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a group has a wealth of experiences to inform its decisions.  Consistent with this philosophy, after focusing on the skills and experience necessary to meet the core needs of the Corporation, the Nominating and Corporate Governance Committee considers the personal attributes of individual nominees, including ethnic, racial and gender diversity.  The Nominating and Corporate Governance Committee will consider candidates recommended by our directors, members of management and shareholders.

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Process for Identifying and Evaluating Nominees.  The Nominating and Corporate Governance Committee believes we are well served by our current directors.  In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating and Corporate Governance Committee will recommend that the Board of Directors re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors.  If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual shareholder meetings, the Nominating and Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought.  Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm.

Shareholder Nominees.  The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if such proposed nominations are submitted to our Corporation in writing by shareholders no later than 120 days before the first anniversary of the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting.  The Nominating and Corporate Governance Committee believes this deadline is reasonable, and in the best interests of the Corporation and our shareholders, because it ensures that the Nominating and Corporate Governance Committee has sufficient time to properly evaluate all proposed candidates.  Shareholder recommendations may be submitted to the Corporate Secretary of the Corporation at 1140 West Pender Street, Suite 1680, Vancouver, British Columbia, Canada, V6E 4G1, and they will be forwarded to the Nominating and Corporate Governance Committee members for their consideration. Any such recommendation should include the following information:

a)	the number of shares of our Corporation held by the shareholder making the recommendation;

b)	the name and address of the candidate;

c)
a brief biographical description of the candidate, including his or her occupation for at least the last ten years, and a statement of the candidate’s qualifications, taking into account the qualification requirements set forth above;

d)
information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent within the meaning of the listing standards of The NASDAQ Stock Market; and

e)	the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we may request additional information from the candidate about the candidate's independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Corporation’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Nominating and Corporate Governance Committee.   Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee and management receive.

Since becoming a public company, we have never received a proposal from a shareholder to nominate a director.  Although the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to shareholder nominees, the Committee expects that the evaluation process for a shareholder nominee would be similar to the process outlined above.  No formal policy regarding shareholder nominees has been implemented because there has never been a proposal from a qualifying shareholder to nominate a director.

Independence.  The board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Stock Option Plan Administration Committee

We have a separately designated standing Stock Option Plan Administration Committee. During the fiscal year ended March 31, 2012, the members of our Stock Option Plan Administration Committee included Patrick H. Gaines (Chair), Jacqueline Pace and Greg A. MacRae.  During the fiscal year ended March 31, 2012, our Stock Option Plan Administration Committee acted one (1) time by written consent.  The function of the Stock Option Plan Administration Committee is to oversee our 1996 Stock Option Plan, our 1998 Stock Incentive Plan and our 2009 Stock Incentive Plan (collectively, the “Plans”).  The Stock Option Plan Administration Committee has sole discretion as to the interpretation and construction of any provision of the Plans and the determination of the terms and conditions with respect to any grant made pursuant to the Plans.

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Other Committees

From time to time the board of directors has established special committees of the board of directors whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

Corporate Governance and Ethics Information

On August 10, 2011, our Board of Directors adopted amended and restated charters for our Audit, Compensation, and Nominating and Corporate Governance Committees.  The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees can be viewed on our website at the following address:  http://www.lmlpayment.com/html/governance.html.  On November 8, 2011, we adopted an amended and restated Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, controller and others performing similar functions.  Our Code of Business Conduct and Ethics also applies to all of our other employees and to our directors.  Our Code of Business Conduct and Ethics is available on our website located at www.lmlpayment.com under the heading “Investor Relations; Corporate Governance”.  We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K regarding any amendment to, or a waiver from, certain provisions of our Code of Business Conduct and Ethics by posting such information on our website (unless we are otherwise required to file a Form 8-K under the rules and regulations of The NASDAQ Stock Market).  On August 10, 2011, our Board of Directors adopted a set of Corporate Governance Guidelines applicable to the Corporation, which memorialized the corporate governance policies and practices that assist the Board in fulfilling its oversight responsibilities to the Corporation and its shareholders.

Board Leadership and Structure

Patrick Gaines, our Chief Executive Officer, also serves as Chairman of the Board of Directors.   The Board believes that the Corporation and its shareholders are best served by having the Chief Executive Officer also serve as Chairman of the Board of Directors as Mr. Gaines possesses extensive experience and in-depth knowledge of our Corporation, the industry in which we operate and the challenges we face. This Board leadership structure is commonly utilized by public companies in the United States, and we believe it has been effective for us.  The Board also believes that this structure is appropriate in light of the size of our company and corresponding size of our Board of Directors and the complexity of our business. We believe that Mr. Gaines is best positioned to develop agendas that ensure that our Board’s time and attention are focused on the matters that are most critical to us.  In addition to eliminating the potential for duplication of efforts and inconsistent actions, having one person serve as both Chairman of the Board and Chief Executive Officer also shows our employees, customers, shareholders and other constituencies that we are under strong and decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently.

The Board does not have a specifically designated lead independent director.  However, Greg MacRae, an independent director and Chair of our Audit Committee, has informally taken on the role of lead director and, in such informal capacity, Mr. MacRae usually leads the executive session of the Board of Directors, briefs our Chairman of the Board on issues arising in the executive sessions, facilitates discussion among the independent directors on key issues and concerns outside of meetings of our Board of Directors, acts as a liaison between the independent directors and management and consults with the Chairman of the Board regularly regarding information to be sent to the Board of Directors, meeting agendas and meeting schedules.

The Board’s Role in Risk Oversight

Management is responsible for identifying, assessing and managing the material risks we face. Since an overall review of risk is integral to the Board of Directors’ consideration of our long-term strategies and the various transactions and other matters presented to the Board from time to time, the Board of Directors as a whole and through its committees has responsibility for the oversight of risk management, which we believe is consistent with our leadership structure. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

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The Board of Directors exercises these responsibilities periodically as part of its meetings and also through its committees, each of which examines various components of enterprise risk as part of their responsibilities. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks.  The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation programs, plans and arrangements. The Audit Committee oversees management of financial risks including internal controls, as well as our policies with respect to risk assessment and risk management. The Nominating and Corporate Governance Committee manages risks associated with board independence and potential conflicts of interest.  In addition, the Board and each of its committees has the ability to engage outside legal and professional advisors to assist the Board or the committee in its oversight responsibilities.

 As part of the Compensation Committee’s risk oversight responsibilities, the Compensation Committee evaluated our executive compensation programs, plans and arrangements to determine whether the structure, design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Corporation.  The Compensation Committee concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Corporation.  The “Compensation Discussion and Analysis” section below generally describes the compensation policies and practices applicable to our executive officers.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

The following report is furnished by the Audit Committee concerning its activities regarding oversight of our financial reporting and auditing process.  For the fiscal year ended March 31, 2012, the Audit Committee has:

(1)	reviewed and discussed with our management our audited consolidated financial statements;

(2)	discussed with the independent accountants the matters described by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3)
received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountant’s independence; and

(4)
recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the period ended March 31, 2012, based on the review and discussions referred to above.

AUDIT COMMITTEE

Greg A. MacRae
David C. Cooke
Jacqueline Pace

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SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may contact any of our directors, including any committee of the Board of Directors or the entire Board of Directors, by writing to “The Board of Directors of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as spam, job inquiries, business solicitations or product inquiries.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be made available to any director upon request.

AUDIT COMMITTEE COMMUNICATIONS

Shareholders may contact the Chair of the Audit Committee, Mr. MacRae, regarding any complaints or concerns related to our accounting practices, internal controls or auditing matters by writing to “Chair of the Audit Committee of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.  Our process for collecting and organizing all communications received by us from our shareholders has been approved by a majority of our independent directors.

ANNUAL MEETING ATTENDANCE

We have not adopted a formal policy with respect to the attendance of the members of our Board of Directors at our annual and/or special meetings, however, all of the members of our board of directors attended our annual meeting on August 10, 2011.

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EXECUTIVE OFFICERS

As of July 9, 2012 we had five (5) executive officers, as follows:

Name and Age of Executive Officers	Position with Our Corporation and Work History

Patrick H. Gaines Age: 53
Chairman since August 6, 2009, Chief Executive Officer since February 9, 2000 and Director since 1990

Patrick H. Gaines has been the Corporation’s Chief Executive Officer since February 9, 2000 and a member of the Corporation’s board of directors since 1990.  Mr. Gaines was appointed Chairman on August 6, 2009, although he has fulfilled the duties of this role since 1992. Mr. Gaines was President of LML Payment Systems Inc. from March 31, 1992 until February 4, 2009 (at which time Mr. Gaines relinquished that position in connection with the promotion of Craig Thomson to President of the Corporation).  Mr. Gaines is also the Chairman and a director of the Corporation’s subsidiaries Beanstream Internet Commerce Inc. and Beanstream Internet Commerce Corp. and is the President, CEO and a director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LML Patent Corp. and LML Payment Systems Corp.   Mr. Gaines holds a Bachelor of Arts degree from the University of Victoria  and is married to Carolyn L. Gaines, our Corporate Secretary.

A. Craig Thomson Age: 47
President of LML Payment Systems Inc. since February 4, 2009, President and Chief Executive Officer of Beanstream Internet Commerce Inc. since July 2007

Craig Thomson has been President of LML Payment Systems Inc. since February 4, 2009.  He has been President and Chief Executive Officer of the Corporation’s subsidiaries Beanstream Internet Commerce Inc. and Beanstream Internet Commerce Corp. since July 1, 2007 and March 11, 2009, respectively.  Prior to that, Mr. Thomson served as Beanstream Internet Commerce Inc.’s President and CEO since July 2000.  In 1999, Mr. Thomson received the prestigious “Entrepreneur of the Year Award” in manufacturing, wholesale and distribution for Pacific Canada by Ernst and Young.  Mr. Thomson holds a degree in Computer Engineering from the Royal Military College of Canada.

Richard R. Schulz Age: 41
Controller (Chief Accounting Officer) since June 2002

Richard R. Schulz has been employed as our Controller and Chief Accounting Officer since June 2002.  Mr. Schulz also serves as the Chief Accounting Officer and a director of all of our subsidiaries.  Mr. Schulz was employed with our Corporation as the Assistant Controller from August 2001 to June 2002.  Prior to that, Mr. Schulz was self-employed as a financial consultant with RRS Consulting from June 1, 2000 to July 31, 2001, and prior to that he was employed as a senior staff accountant with Dale Matheson Carr-Hilton Chartered Accountants from May 1, 1992 to May 31, 2000. Mr. Schulz holds a professional accounting designation with the Certified General Accountants Association of Canada and British Columbia.

Chris Koide Age: 50
Executive Vice-President Operations of LML Payment Systems Inc. since February 4, 2009 and Chief Operating Officer of Beanstream Internet Commerce Inc. since July 2007

Chris Koide became an executive officer of our Corporation upon his promotion to Executive Vice-President - Operations of LML Payment Systems Inc. on February 4, 2009.   Mr. Koide has served Beanstream Internet Commerce Inc., a subsidiary of LML Payment Systems Inc., as Chief Operating Officer since June 2005 and Vice-President eCommerce since June 2000.  Mr. Koide has also served as Chief Operating Officer of Beanstream Internet Commerce Corp., also a subsidiary of LML Payment Systems Inc., since March 11, 2009.    Mr. Koide holds an MBA from York University and has over 25 years experience in finance and payments, strategy, product management, business development, operations and risk management.

Carolyn L. Gaines Age: 45
Corporate Secretary since February 1995

Carolyn L. Gaines has served as Corporate Secretary of our Corporation and certain of our subsidiaries since February 1995, and has served our Corporation and our subsidiaries in various administrative capacities since 1989. Mrs. Gaines has been an active member of the Society of Corporate Secretaries and Governance Professionals (U.S.) since 2007.  Mrs. Gaines is married to Patrick H. Gaines, our Chief Executive Officer and Chairman.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. MacRae and Cooke and Ms. Pace served as members of the Compensation Committee during the last fiscal year.  None of these persons: (a) is a current or former officer or employee of LML, or of any of its subsidiaries; or (b) since the beginning of our fiscal year ended March 31, 2011, participated, either directly or indirectly, in any transaction or any series of transactions to which LML or any of its subsidiaries was or is a party, and which involved an amount in excess of the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years.  During the last fiscal year, no executive officer of LML served as a member of the board of directors or as a member of the Compensation Committee of another entity, one of whose executive officers served as a member of LML’s board of directors or Compensation Committee.

COMPENSATION OF DIRECTORS

           The following table sets forth for each director certain information concerning the compensation of our independent (non-employee) directors for our fiscal year ended March 31, 2012.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)

Greg A. MacRae	$22,500	$40,812(2)	$63,312
Jacqueline Pace	17,500	40,812 (2)	58,312
David C. Cooke	17,500	40,812 (2)	58,312

(1)
Represents the aggregate grant date fair value of the stock option awards in the year of grant based upon the possible outcome of performance conditions in accordance with FASB ASC Topic 718 and does not reflect compensation actually received.  For additional information relating to the assumptions used in the calculation of these amounts please refer to Note 10 in our financial statements for the second quarter of the fiscal year ended March 31, 2012, included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011.  The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column may not correspond to the actual value that will be recognized by the independent directors.  Options granted to our independent directors vest on the first anniversary of the date of grant.

(2)	This amount relates to 25,000 options granted to each of Greg MacRae, David Cooke and Jacqueline Pace on August 17, 2011 at an exercise price of $2.43 per share.

           We generally pay an annual director's fee to each of our independent directors as follows: cash compensation in the amount of $15,000 and a grant of 25,000 stock options for services rendered as a director in the fiscal year.  The annual director's fee is paid pursuant to a compensation plan that we adopted for our independent directors during the fiscal year ended March 31, 2005, as amended November 8, 2011. The stock options awarded under the plan vest on the first anniversary date of their issuance. The $15,000 cash component is generally payable annually on the date of our annual meeting and the options are generally awarded on the same date (however, in 2011, the cash fees were actually paid in November 2011 because the Compensation Committee review of director compensation was not completed at the time of the 2011 annual meeting).  We do not compensate employee directors for their service as directors.

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           We pay the Chairpersons of each of our Compensation Committee and Nominating and Corporate Governance Committee an annual retainer for this position in the amount of $2,500, and the Chairperson of our Audit Committee an annual retainer of $7,500 in recognition of the increased responsibilities of these roles.  Based on the recommendation of the Compensation Committee, the board of directors approved this fee for the Chairman of the Audit Committee during the fiscal year ended March 31, 2012 and for the Chairpersons of the Compensation and Nominating and Corporate Governance Committees during the fiscal year ended March 31, 2010.

           Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at board or committee meetings. The board of directors may award special remuneration to any director undertaking any special services on behalf of our Corporation other than services ordinarily required of a director. Other than as indicated in this proxy statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

The board of directors, based upon the recommendation of the Compensation Committee, makes all final decisions for the total direct compensation of all of our independent directors and no Named Executive Officer has any role in determining such compensation for any of the independent directors.

Director Stock Ownership Guidelines

In August 2011, upon the recommendation of the Nominating and Corporate Governance Committee, the Board implemented stock ownership guidelines for the Corporation’s non-employee directors. Under our director stock ownership guidelines, each non-employee director is required to hold a minimum of 2,500 common shares of the Corporation.

EQUITY COMPENSATION PLAN INFORMATION

We maintain three stock option plans as follows: the 1996 Stock Option Plan (the “1996 Plan”), the 1998 Stock Incentive Plan (the “1998 Plan”), and the 2009 Stock Incentive Plan (the “2009 Plan”).   The 10-year term of the 1998 Plan has expired and, accordingly, the 4,825,217 shares that had remained available for grant pursuant to additional options or other equity awards may no longer be granted under the 1998 Plan (although, outstanding awards under the 1998 Plan are not affected by the expiration of the term and will continue to be governed by the provisions of the plan).  The 1996 Plan permits the granting of up to 6,000,000 options (which may be incentive stock options or non-qualified stock options) to purchase our common stock, of which 389,500 options remained available for grant as at March 31, 2012.  The 2009 Plan provides for the issuance of up to 6,000,000 shares of the Corporation’s common stock, of which 4,362,500 common shares remained available for grant as at March 31, 2012.  Our 1996 Plan, 1998 Plan and 2009 Plan (the “Stock Option Plans”) are currently administered by our Stock Option Plan Administration Committee, which has the sole discretion to determine the terms and conditions of options or other awards granted pursuant to our Stock Option Plans and to interpret and administer the Stock Option Plans.

The following table provides a summary of the number of options granted under our Stock Option Plans, the weighted average exercise prices and the number of options remaining available for issuance, all as at March 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	5,082,800(1)	$2.48	4,752,000(2)

Equity compensation plans not approved by security holders (3)	70,000	$3.40	N/A

Total	5,152,800		4,752,000

(1)
Comprised of 3,582,800 common shares to be issued upon exercise of outstanding options as at March 31, 2012 under the 1996 Plan; 1,425,000 common shares to be issued upon exercise of outstanding options as at March 31, 2012 under the 2009 Plan and 75,000 common shares to be issued upon exercise of outstanding options as at March 31, 2012 under the 1998 Plan.

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(2)
Includes the 389,500 shares that remain available for grant under the 1996 Plan and 4,362,500 shares that remain available for grant under the 2009 Plan but does not include any options or equity awards under the 1998 Plan since the term of that plan has expired and, accordingly, no additional options or other equity awards may be granted under that plan.

(3)
These securities consist of warrants issued to Ladenburg Thalmann & Co., Inc. who acted as the placement agent and financial advisor to LML in connection with the private placement transaction with Millennium Partners LLP completed on March 31, 2008 (the “Transaction”).  In connection with the Transaction, the Corporation issued a total of 400,000 warrants which were exercisable for 400,000 shares of LML’s common stock for a period of five years from March 26, 2008 at a price of $3.40 per share.  Between February 11, 2011 and March 10, 2011, Ladenburg Thalmann & Co., Inc. exercised a total of 330,000 warrants and paid us an aggregate exercise price of $1,122,000, resulting in the issuance of 330,000 shares of our common stock.

During the fiscal year ended March 31, 2012, stock options to acquire an aggregate of 205,000 shares of common stock were granted under the 1996 Plan, none of which had expired on or before March 31, 2012, and awards to acquire an aggregate of 900,000 shares of common stock were granted under the 2009 Plan, none of which had expired on or before March 31, 2012.  Of the options granted under the 2009 Plan during the fiscal year ended March 31, 2012, options to purchase 25,000 shares of our common stock at an exercise price of $2.43 were granted to each of two independent directors and, of the options granted under the 1996 Plan during the fiscal year ended March 31, 2012, options to purchase 25,000 shares of our common stock at an exercise price of $2.43 were granted to one independent director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executive Officers, which is the group of our executive officers who are identified in the Summary Compensation Table as our highest compensated executive officers for the fiscal year ended March 31, 2012.  For the fiscal year ended March 31, 2012, our Named Executive Officers were Patrick H. Gaines, our Chief Executive Officer, Craig Thomson, our President, Richard R. Schulz, our Controller and Chief Accounting Officer, Chris Koide, our Executive Vice-President Operations, and Carolyn L. Gaines, our Corporate Secretary.  Because our Named Executive Officers as a group include all of our executive officers, all references in the following Compensation Discussion and Analysis to our “executive officers” or our “Named Executive Officers” refer to the Named Executive Officers listed in the Summary Compensation Table.

The day-to-day design and administration of the compensation policies applicable to our employees in general are handled by our Human Resources and Accounting Departments (together with our Stock Option Plan Administration Committee, which is generally responsible for the determination of stock options and/or other equity awards to our employees).  However, all decisions for the total direct compensation - that is, the base salary, bonuses (including performance related bonuses), and stock option or other equity awards - of all of our executive officers is made solely by our Compensation Committee (our Stock Option Plan Administration Committee does not determine the grant of stock options and/or other equity awards for our executive officers, but rather only carries out the grant of such awards at the direction of our Compensation Committee).  Our Compensation Committee was established by our board of directors and is governed by the Compensation Committee charter adopted by our board of directors on June 8, 2004, as amended and restated on June 21, 2010 and August 10, 2011.

Compensation Philosophy

We believe that our success depends in large part on our ability to attract and retain qualified executive officers and, accordingly, the overriding goal of our executive compensation programs is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide the necessary leadership for our company.  As part of our efforts to attract, retain and motivate the individuals who possess the skills necessary to grow our business, the Compensation Committee and our management believe that our compensation programs should reflect our compensation philosophy. Our compensation philosophy, which is geared towards achieving our goal of attracting and retaining a skilled and talented executive team, includes the following core beliefs:

•
our executive officers should be rewarded fairly and competitively through a mix of short-term compensation (i.e., base salary and performance-related bonuses) and long-term compensation (i.e., stock option grants);

•	our compensation programs should be flexible in order to meet the needs of our business and should be reviewed periodically, as appropriate, by our Compensation Committee;

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•	stock ownership by our executive officers demonstrates an economic stake in our business that aligns the interests of our executive officers with those of our shareholders; and

•	our executive officers should share appropriately with investors in the value that their results help to create.

While a key component of our compensation philosophy is to pay our executive officers an annual cash salary as well as a performance-related bonus that is competitive among our peer group, we believe that short-term financial rewards alone are not sufficient to attract and retain our executive officers and that a properly designed long-term compensation program is a necessary component of recruitment and retention of these individuals.   We currently have two long-term incentive plans (our 1996 Plan and our 2009 Plan) that give our Compensation Committee, together with our Stock Option Plan Administration Committee, the ability to provide appropriate long-term incentives to our executive officers.

The Compensation Committee has engaged the services of Equilar Inc. for purposes of providing independent compensation data to the Compensation Committee in its compensation review for fiscal 2012.  Such data related to the Corporation’s peer group and was not based on parameters developed by Equilar, and Equilar has not and is not expected to provide advice to the Compensation Committee with respect to such data.

The Compensation Committee, in making the compensation decisions described above, relies on information and analyses provided to it by our Human Resources and Accounting Departments, including information and analyses regarding (i) the performance, productivity and, where applicable, achievement of individual and/or corporate goals and objectives by the respective executive officers, (ii) the compensation paid to executive officers with comparable titles and responsibilities who are employed by companies within our peer group and (iii) recommendations made by Mr. Gaines (our Chief Executive officer) other than with respect to himself or his spouse, Carolyn Gaines (our Corporate Secretary).. Additional factors considered in setting salary levels include the Committee members’ business judgment about the appropriate level of salary to retain, motivate and reward individual executives.

We have also reviewed executive compensation data from Equilar with respect to our peer group which has shown that, historically, our total executive compensation levels have been below that of all of these peers, after taking into account the different scales of operations of those companies, the majority of which are substantially larger than LML.

Recovery of Executive Compensation

At the current time, we, along with all other public companies, are awaiting rulemakings by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act related to certain compensation policies. Specifically, Section 954 of the Dodd-Frank Act directs the SEC to issue rules directing the national securities exchanges to prohibit the listing of companies which do not have a “clawback” policy. Upon the issuance of the final rules regarding Section 954, we will adopt a clawback policy consistent with the final rules.

Role of Executive Officers in Determining Compensation

The Compensation Committee makes all final decisions for the total direct compensation of all of our executive officers.  The Compensation Committee solicits recommendations from Mr. Gaines with regard to information that may be considered by the Compensation Committee in either the development of compensation programs or the awarding of performance-related and/or discretionary bonus amounts, except that Mr. Gaines does not provide any recommendations to the Compensation Committee in any matter that relates to his compensation or that of his spouse, Mrs. Gaines.  However, while the Compensation Committee takes Mr. Gaines’ recommendations into consideration, it is the Compensation Committee (and not Mr. Gaines) that makes the final decisions with respect to all executive officer compensation.

Employment Arrangements

The Corporation entered into employment agreements with each of Mr. Gaines, Mr. Schulz and Mrs. Gaines on March 31, 2008 following the completion of its review of executive performance and compensation in the fourth quarter of the fiscal year ended March 31, 2008.   The Corporation also entered into employment agreements with each of Mr. Thomson and Mr. Koide on February 5, 2009 following the completion of its review of executive performance and compensation in the fourth quarter of the fiscal year ended March 31, 2009.

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In keeping with our compensation philosophy, the compensation components included in the employment agreements for Messrs. Gaines, Thomson, Koide and Schulz and Mrs. Gaines consist of (i) base salary, (ii) performance related bonuses, and (iii) stock options (in the case of Mr. Gaines, Mr. Schulz and Mrs. Gaines).   The employment agreements also include provisions with respect to the executive officers’ termination or a change in control of the Corporation.  Please see “Potential Payments upon Termination or Change in Control”.

The employment agreements with Mr. Gaines, Mr. Schulz and Mrs. Gaines each had an effective date of September 24, 2007.  Mr. Gaines’ employment agreement originally provided for Mr. Gaines to receive an annual base salary of CDN $200,000 and an annual bonus opportunity of 35% of base salary; however, his annual base salary was increased to $260,000 effective November 10, 2011.  Mr. Schulz’s employment agreement originally provided for Mr. Schulz to receive an annual base salary of CDN $120,000; however, his annual base salary was increased to $150,000 effective November 10, 2011.  In addition, Mr. Schulz’s employment agreement originally provided for an annual bonus opportunity of 15% of base salary; however his bonus opportunity was increased to 35% of his base salary effective as of our 2010 fiscal year. Mrs. Gaines’ employment agreement originally provided for Mrs. Gaines to receive an annual base salary of CDN $71,000; however, her annual base salary was increased to $85,000 effective November 10, 2011.  Mrs. Gaines’ employment agreement did not originally provide for an annual bonus opportunity, however, she became eligible for a bonus opportunity of 35% of her base salary effective as of our 2012 fiscal year.

The employment agreements with Mr. Thomson and Mr. Koide each had an effective date of February 5, 2009.  Mr. Thomson’s employment agreement originally provided for Mr. Thomson to receive an annual base salary of CDN $165,000 and an annual bonus opportunity of 35% of base salary (commencing with our 2010 fiscal year); however, his annual base salary was increased to $215,000 effective November 10, 2011.  Mr. Koide’s employment agreement originally provided for Mr. Koide to receive an annual base salary of CDN $140,000 and an annual bonus opportunity of 35% of base salary (commencing with our 2010 fiscal year); however his annual base salary was increased to $185,000 effective November 10, 2011.

Components of Executive Compensation

As discussed above, compensation paid to our executive officers is generally comprised of three components: (i) base salary, (ii) performance related bonuses, and (iii) long-term compensation in the form of stock options.  Decisions regarding base salary, performance related bonuses, and stock option awards for our executive officers are based on the objectives of our compensation philosophy described above and, in particular, are designed to motivate these executives to achieve our business goals and reward the executives for achieving these goals.

Specific compensation levels for our executive officers are determined by our Compensation Committee after consideration of a number of factors.  Because each of our executive officers is a member of our executive team, our executive officers are expected to contribute to our overall success as members of the executive team rather than focus solely on specific objectives within such executive officers’ areas of responsibility.  As a result, the most important factor in determining executive compensation is each executive officer’s initiative and contribution to our overall corporate performance.  Other factors include subjective considerations of each executive officer’s managerial abilities and individual performance (including performance of any special projects that the executive officer may have undertaken during the year), as well as considerations of internal pay equity among our executive officers after taking into account their different levels of responsibility and performance.

The Compensation Committee also considers our financial position and cash flow in making compensation decisions.  In addition, the Compensation Committee considers the overall compensation paid to executive officers of companies within our Corporation’s peer group who have comparable titles and responsibilities, after making allowances for the different scales of operations of those other companies as compared to our Corporation.  The peer group that has been considered by the Compensation Committee consists of companies operating in the financial services/transaction processing industry as well as companies in the broader technology sector and other companies in other sectors whose revenue size is more closely aligned with our Corporation.  For fiscal 2012, the Compensation Committee included the following companies in the peer group:

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Heartland Payment Systems Inc.	Edgewater Technology
Global Payments Inc.	Banks.com
Online Resources	Workstream Inc.
Official Payments Holdings Inc.	Bitstream Inc.
Total System Services Inc.	Onvia Inc.
Digimarc Corp.	Chyron Corp.
USA Technologies	Vertro Inc.
US Dataworks	Rainmaker Systems Inc.
Wright Express Corp.	Bottomline Technologies Inc.
Allied Healthcare Products Inc.	Durect corp.
LGL Group Inc.	Heely’s Inc.
Clearfield Inc.	Cerus Corp.
Ari Network Services Inc./WI	Advanced Photonix Inc.
Houston America Energy Corp.	Gasco Energy Inc.
Alanco Technologies	Curis Inc.
Unigene Laboratories Inc.	Credo Petroleum Corp.
Vision Sciences Inc.	Idenix Pharmaceuticals Inc.
Spark Network

Base Salary

We provide our executive officers with a base salary to compensate them for services rendered during the year.  Ensuring that each executive officer is paid a competitive base salary that reflects the individual's level of responsibility is an important consideration in setting executive compensation.  These base salaries are based on experience, skills, job responsibilities and individual contribution, with consideration given to the compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities.   Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

The members of the Compensation Committee, relying on their significant current and past business experience, make reasoned subjective determinations as to merit based increases to salaries for our executive officers based on the factors described above, including (i) an assessment of each individual’s performance during the prior year and (ii) the base salaries paid to comparable executives within LML’s peer group.

Bonuses

The Compensation Committee has determined that performance-related bonuses are an important component of overall executive compensation.  Specific bonus levels for our executive officers are determined by the Compensation Committee after consideration of a number of factors, including the executive officers’ initiative and contribution to our overall corporate performance, the executive officers’ managerial abilities and the executive officers’ individual performance (including performance in any special projects that the executive officer may have undertaken during the year). The Compensation Committee also considers our Corporation’s financial position and cash flow, the overall compensation paid to executive officers of companies within our peer group who have comparable titles and responsibilities and any provisions in the employment agreements between the executive officers and the Corporation relating to the payment of bonuses when making its determination as to the bonus compensation for such individuals.

In addition, during the fourth quarter of the fiscal year ended March 31, 2009, the Compensation Committee adopted an Executive Bonus Plan effective for fiscal years commencing with fiscal 2010 for Messrs. Gaines, Thomson, Koide and Schulz, and effective as of the 2012 fiscal year for Mrs. Gaines, all Named Executive Officers.  The Compensation Committee established the Executive Bonus Plan based on its executive performance reviews and its review of overall compensation paid to comparable executives within LML’s peer group.  The components of the Executive Bonus Plan currently include targets related to our revenue and our earnings before interest, taxes, depreciation and amortization (“EBITDA”) as well as individual objectives (EBITDA is computed by adding interest, income tax, depreciation and amortization to our net income as reflected in our audited financial statements).  The weight of each of these components used in determining the extent to which performance goals have been satisfied is as follows:

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40% of the bonus opportunity is based upon our achievement of revenue targets;
40% of the bonus opportunity is based upon our achievement of EBITDA targets; and
20% of the bonus opportunity is based upon the executive’s achievement of individual objectives.

The Compensation Committee has established threshold, target and maximum payout amounts to be paid to the respective executives based upon the Corporation’s achievement of the financial performance goals as follows:

	Threshold		Target		Maximum
Objective	Performance required	Amount of bonus payout	Performance required	Amount of bonus payout	Performance required	Maximum Amount of payout

EBITDA	80% of target	50%	100% of target	100%	200% of target	150%
Revenue	80% of target	50%	100% of target	100%	200% of target	150%

Criteria for individual performance objectives includes improvement in internal processes in the areas under the executives’ direct management, implementation of strategic changes within areas under the executives’ direct management, and improvements in client retention and sales performance. The Compensation Committee will review the Executive Bonus Plan on an annual basis and make any adjustments or changes as it deems appropriate.

Stock Option Awards

Stock option awards are an integral component of the compensation package for our executive officers.    Our Compensation Committee determines the grant of stock option awards for our executive officers and directs our Stock Option Plan Administration Committee to carry out the grant of such option awards. Mr. Gaines, who is not a member of the Compensation Committee but is the chairman of the Stock Option Plan Administration Committee, does not cast a vote as a member of the Stock Option Plan Administration Committee with respect to the grant of options to either himself or Mrs. Gaines, his spouse, as the case may be.  In making its determinations as to stock option awards for executive officers, the Compensation Committee takes into account (i) the current base salary (and any proposed increases) for the executive officers,  (ii) any  performance-related bonuses that have been awarded to the executives, and (iii) the level of stock options and other long-term compensation awarded to executives with comparable titles and job responsibilities within LML’s peer group, as well as the total compensation being paid to those executives relative to the total compensation received by LML’s executives.

The Stock Option Plan Administration Committee (and not the Compensation Committee) determines and grants stock option awards for all of our employees and officers other than our executive officers.

Setting Fiscal 2012 Compensation for our Named Executive Officers

Our Compensation Committee met four (4) times during the fiscal year ended March 31, 2012 to, among other things, discuss and set compensation levels for our executive officers (all of whom are Named Executive Officers).

In setting compensation levels for each of the Corporation’s Names Executive Officers for the fiscal year ended March 31, 2012, the Compensation Committee, while giving strong emphasis to the factors described above in “ – Components of Executive Compensation”, also considered the historical compensation levels of the Corporation’s Named Executive Officers.  In particular, the Compensation Committee noted that base salaries for the Corporation’s Named Executive Officers had not been increased since fiscal year 2008, in the case of Patrick Gaines, Richard Schulz and Carolyn Gaines, and since 2009 in the case of Craig Thomson and Chris Koide.  The Compensation Committee reviewed independent compensation data provided by Equilar, Inc. pertaining to the companies within LML’s peer group as well as companies in other industries with revenues at and below that of the Corporation (a total of thirty-eight companies), all of which showed that the base salaries of the Corporation’s Named Executive Officers were consistently among or below the lowest salaries of all companies considered.  Upon consideration of all of these factors, effective November 10, 2011, the Compensation Committee determined that it was appropriate to increase the base salaries of the Named Executive Officers as shown in the table below.  These increases in base salaries, which took place during the Corporation’s third fiscal quarter of 2012, resulted in the actual salaries paid to each of the Named Executive Officers for the 2012 fiscal year being as shown in the table below.

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Executive Officer	New Base Salary (CDN $)	Actual Salary Paid during Fiscal Year 2012 (CDN$)

Patrick Gaines	$260,000	$228,551
Craig Thomson	215,000	184,231
Richard Schulz	150,000	131,788
Chris Koide	185,000	157,308
Carolyn Gaines	85,000	78,145

In addition, in order to make certain separation benefits for Craig Thomson and Chris Koide consistent with those of the Corporation’s other Named Executive Officers, the Compensation Committee amended the Corporation’s Employment Agreements with each of Craig Thomson and Chris Koide such that if such executive terminates his employment for good reason (which includes his right to terminate his employment in the event of a change in control of LML) or if the Corporation terminates such executive’s employment without cause, then such executive will be eligible to receive (i) a lump sum severance payment equal to two (2) years’ current base salary, all accrued vacation pay, and two (2) times the last annual bonus he received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to him.

On June 15, 2012, the Compensation Committee completed its evaluation and determinations of performance related bonuses for Messrs. Gaines, Thomson, Koide and Schulz and Mrs. Gaines for fiscal 2012.  In conducting its evaluation, the Compensation Committee evaluated the three components of the performance bonuses under the Executive compensation Plan, which are: (i) the achievement by the Corporation of its revenue targets for fiscal 2012 (which accounts for 40% of the bonus opportunity); (ii) the Corporation’s achievement of its EBITDA targets for fiscal 2012 (which accounts for another 40% of the bonus opportunity); and (iii) the achievement of individual objectives (which accounts for the remaining 20% of the bonus opportunity).

The table below shows the target performance objectives, actual results (as adjusted), percentage of the targets achieved and payout of the bonus components for the revenue and EBITDA targets for fiscal 2012:

	% of Bonus Opportunity	Target Performance Objectives	Actual Results (as adjusted) (1)	Percentage of Target Achieved	Payout of Bonus Opportunity Component (2)

Revenue	40%	$20,575,812	$20,161,701	98.0%	20%
EBITDA	40%	1,840,453	2,435,886	132.4%	40%

(1)
To provide a more appropriate comparison of target and actual results, the Compensation Committee adjusted the Corporation’s actual results for fiscal 2012 to eliminate the impact of the revenue and related costs associated with the settlement and license agreements that the Corporation entered into during fiscal 2012 in connection with its ongoing patent litigation (since those amounts were not considered by the Compensation Committee when it set the revenue and EBITDA targets for fiscal 2012).  In addition, the Compensation Committee also made certain other adjustments to the actual results that it deemed appropriate in light of relevant circumstances.  The actual revenue and EBITDA results listed in the table above are net of all such adjustments.

(2)
Under the Executive Bonus Plan, (i) because more than 80% but less than 100% of the revenue target was achieved, 50% of this component of the bonus opportunity was earned (i.e., 20% of bonus opportunity), and (ii) because more than 100% of the EBITDA target was achieved, 100% of this component of the bonus opportunity was earned (i.e., 40% of bonus opportunity).

In addition to the achievement of the revenue and EBITDA targets as described above, with respect to the achievement of individual personal objectives (which accounts for the remaining 20% of the bonus opportunity), the Compensation Committee determined that  Messrs. Gaines, Thomson, Koide and Schulz and Mrs. Gaines each met their personal objectives.  As a result, each of them earned 80% of their bonus opportunity for fiscal 2012 (i.e., 20% for the revenue target, 40% for the EBIDTA target, and 20% for the individual objectives target).

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Accordingly, after completing its evaluation and determination of performance related bonuses for all of our Named Executive Officers for fiscal 2012, the Compensation Committee approved the following bonuses:

Name	Amount of Bonus Earned (CDN$)

Patrick Gaines	$72,800
Craig Thomson	60,200
Chris Koide	51,800
Richard Schulz	42,000
Carolyn Gaines	23,800

Perquisites

Our Named Executive Officers are not entitled to any benefits that are not otherwise available to all of our employees.  We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our Named Executive Officers or other employees.

401(k) Plan

Our employees who are U.S. residents are eligible to participate in our 401(k) plan.  However, none of our current Named Executive Officers are U.S. residents and our employees who are Canadian residents are not eligible to participate in our 401(k) plan.  See “Summary Compensation Table” below.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

The Compensation Committee has reviewed this Compensation Discussion and Analysis and has discussed this analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.  This report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Jacqueline Pace
Greg A. MacRae
David C. Cooke

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Summary of Executive Compensation

The following table summarizes the compensation that we paid during the fiscal years ended March 31, 2012, March 31, 2011 and March 31, 2010 to our Principal Executive Officer, our Principal Financial Officer and to our next three most highly compensated executive officers serving as of March 31, 2012 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary (US$)(1)	Bonus (US$)(1)	Option Awards (US$) (2)	All Other Compensation (US$)(3)	Total (US$)

Patrick H. Gaines, CEO, Chairman and Director (Principal Executive Officer)	2012	$230,442	$73,382	$361,250	$2,879	$667,953
	2011	196,600	68,810	260,000	2,816	528,226
	2010	183,400	64,190	-	2,522	250,112

Craig Thomson, President	2012	$185,704	$60,682	$289,000	-	$535,386
	2011	165,601	56,768	208,000	-	430,369
	2010	151,321	52,956	-	-	204,277

Richard R. Schulz, Controller and Chief Accounting Officer (Principal Financial Officer)	2012	$132,843	$42,336	$216,750	$3,354	$395,283
	2011	117,960	41,286	156,000	3,269	318,515
	2010	110,040	30,811	-	2,958	143,809

Chris Koide, Executive Vice-President Operations	2012	$158,566	$52,214	$216,750	$4,495	$432,025
	2011	136,509	48,167	156,000	4,328	345,004
	2010	128,292	44,933	-	3,896	177,121

Carolyn L. Gaines, Corporate Secretary	2012	$78,771	$23,990	$144,500	$1,630	$248,891
	2011	69,793	9,830	104,000	1,681	185,304
	2010	65,114	9,170	-	1,531	75,815

(1)
Messrs. Gaines, Thomson, Schulz, and Koide and Mrs. Gaines’ salaries and bonuses are paid in Canadian dollars and, for purposes of reporting such in this table, have been converted to U.S. dollars at the exchange rates of 1.008, 0.983 and 0.917, respectively, which are the average exchange rates for each of the fiscal years ended March 31, 2012, 2011 and 2010, respectively.  The bonus amounts shown for each fiscal year represent the amounts earned for performance in the applicable fiscal year (actual payment of the bonus amounts was made in the following fiscal year).

(2)
The amounts reported in the “Option Awards” column are calculated based on the aggregate grant date fair value of the stock option awards in the year of grant in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions, and do not reflect compensation actually received.  For additional information relating to the assumptions used in the calculation of these amounts refer to Note 10 in our financial statements for the third quarter of the fiscal year ended March 31, 2012, included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 13, 2012.  These amounts do not correspond to the actual value that may be recognized by the Named Executive Officers. We have not granted any restricted shares or restricted share units, stock appreciation rights or long term incentive plan payouts to the named officers and directors.

(3)
Represents health and life insurance premiums paid by the Corporation on behalf of the Named Executive Officers.  These values are determined in Canadian dollars and, for purposes of reporting such in this table, have been converted to U.S. dollars at the exchange rates of 1.008, 0.983 and 0.917, respectively, which are the average exchange rates for each of the fiscal years ended March 31, 2012, 2011 and 2010, respectively.

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Grants of Plan-Based Awards During the Fiscal Year Ended March 31, 2012

The following table summarizes the stock options granted to each of our Named Executive Officers during the fiscal year ended March 31, 2012.  We did not award stock to any Named Executive Officers during the fiscal year ended March 31, 2012.

Name	Grant Date	All other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards (US$/share)	Grant Date Fair Value of Option Awards (US$) (1)

Patrick H. Gaines	November 17, 2011	250,000	(2)	$2.12	$361,250

Craig Thomson	November 17, 2011	200,000	(3)	2.12	$289,000

Richard R. Schulz	November 17, 2011	150,000	(4)	2.12	$216,750

Chris Koide	November 17, 2011	150,000	(4)	2.12	$216,750

Carolyn L. Gaines	November 17, 2011	100,000	(5)	2.12	$144,500

(1)
The valuation of equity awards is computed in accordance with FASB ASC Topic 718 and based on assumptions set forth in Note 10 to the financial statements for the third quarter of the fiscal year ended March 31, 2012, included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 13, 2012.  The awards are valued as of the date of grant, disregarding any estimate of forfeiture related to service-based vesting conditions.

(2)	These options vest as to 62,500 shares on the date of grant and an additional 31,250 shares every six months thereafter.
(3)	These options vest as to 50,000 shares on the date of grant and an additional 25,000 shares every six months thereafter.
(4)	These options vest as to 37,500 shares on the date of grant and an additional 18,750 shares every six months thereafter.
(5)	These options vest as to 25,000 shares on the date of grant and an additional 12,500 shares every six months thereafter.

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Outstanding Equity Awards at March 31, 2012

The following table summarizes all outstanding equity awards held by each of our Named Executive Officers as of March 31, 2012.

	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable		Option Exercise Price (US$)	Option Expiration Date

Patrick H. Gaines	156,250	93,750	(1)	$1.62	August 18, 2015
	62,500	187,500	(2)	2.12	November 17, 2016
	1,200,000	-		3.00	March 31, 2018

Craig Thomson	300,000	-		$3.90	October 4, 2012
	125,000	75,000	(3)	1.62	August 18, 2015
	50,000	150,000	(4)	2.12	November 17, 2016

Richard R. Schulz	70,500	56,250	(5)	$1.62	August 18, 2015
	37,500	112,500	(6)	2.12	November 17, 2016
	210,000	-		3.00	March 31, 2018

Chris Koide	210,000	-		$3.90	October 4, 2012
	93,750	56,250	(5)	1.62	August 18, 2015
	37,500	112,500	(6)	2.12	November 17, 2016

Carolyn L. Gaines	62,500	37,500	(7)	$1.62	August 18, 2015
	25,000	75,000	(8)	2.12	November 17, 2016
	210,000	-		3.00	March 31, 2018

(1)	These options will vest as to 31,250 options on each of August 18, 2012, February 18, 2013 and August 18, 2013.
(2)	These options will vest as to 31,250 options on each of May 17, 2012, November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014.
(3)	These options will vest as to 25,000 options on each of August 18, 2012, February 18, 2013 and August 18, 2013.
(4)	These options will vest as to 25,000 options on each of May 17, 2012, November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014.
(5)	These options will vest as to 18,750 options on each of August 18, 2012, February 18, 2013 and August 18, 2013.
(6)	These options will vest as to 18,750 options on each of May 17, 2012, November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014.
(7)	These options will vest as to 12,500 options on each of August 18, 2012, February 18, 2013 and August 18, 2013.
(8)	These options will vest as to 12,500 options on each of May 17, 2012, November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014.

Potential Payments upon Termination or Change in Control

Each of the employment agreements for Messrs. Gaines, Thomson, Schulz and Koide and Mrs. Gaines (the Corporation’s Named Executive Officers) provides that in the event that (i) such Named Executive Officer terminates such officer’s employment for good reason (which includes the right of the Named Executive Officer to terminate such officer’s employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates such Named Executive Officer’s employment without cause, such Named Executive Officer will be eligible to receive: (i) a lump sum severance payment equal to two (2) years’ current base salary, all accrued vacation pay, and two (2) times the last annual bonus such officer received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to such Named Executive Officer. In addition, in the event such termination for good reason or termination without cause occurs following a change of control of LML, Mr. Gaines will also be eligible to receive a lump sum payment equal to three and one-half per cent (3.5%) of the total consideration paid to or for the Corporation in the change of control transaction.

In addition, the Named Executive Officers’ participation in the Corporation’s group insurance benefit plans (which are provided to all eligible employees of the Corporation) will be continued by the Corporation for a period of two (2) years following the date of termination or until any of them replaces such plans, whichever is earlier.

The terms of Messrs. Gaines, Schulz, Thomson and Koide and Mrs. Gaines’ employment agreements also include non-compete provisions in favor of the Corporation.  Pursuant to these provisions, in the event of the termination of employment by any one of them without good reason (as defined in the employment agreements), or termination with cause, they are not to engage in or become associated with, any business or other endeavor that is carrying on a Competitive Activity, as defined in the employment agreements, in any country in which the Corporation has significant business operations, until the twelve (12) month anniversary of the date of termination.

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Below are the details of the benefits to be paid to the current Named Executive Officers in connection with a change in control and/or termination as of March 31, 2012.

	As of March 31, 2012
		Termination Without Cause or for Good Reason			No Termination
Name	Benefit(1)	Before Change in Control	After Change in Control		Before Change in Control	After Change in Control

Patrick H. Gaines Chief Executive Officer (Principal Executive Officer)	Severance – Base Salary	$521,300	$521,300	(2)	-	-
	Severance – Bonus	145,964	145,964		-	-
	Accrued Vacation Pay	75,188	75,188		-	-
	Stock Option Vesting Acceleration(3)	38,437	38,437		-	-
	Benefits Continuation	5,727	5,727		-	-

Craig Thomson
President	Severance – Base Salary	$431,075	$431,075		-	-
	Severance – Bonus	120,701	120,701		-	-
	Accrued Vacation Pay	12,736	12,736		-	-
	Stock Option Vesting Acceleration(3)	30,750	30,750		-	-

Richard R. Schulz Controller and Chief Accounting Officer (Principal Financial Officer)	Severance – Base Salary	$300,750	$300,750		-	-
	Severance – Bonus	84,210	84,210		-	-
	Accrued Vacation Pay	28,340	28,340		-	-
	Stock Option Vesting Acceleration(3)	23,062	23,062		-	-
	Benefits Continuation	6,673	6,673		-	-

Chris Koide Executive Vice-President Operations	Severance – Base Salary	$370,925	$370,925		-	-
	Severance – Bonus	103,859	103,859		-	-
	Accrued Vacation Pay	5,605	5,605		-	-
	Stock Option Vesting Acceleration(3)	23,062	23,062		-	-
	Benefits Continuation	8,942	8,942		-	-

Carolyn L. Gaines Corporate Secretary	Severance – Base Salary	$170,425	$170,425		-	-
	Severance – Bonus	47,719	47,719		-	-
	Accrued Vacation Pay	22,287	22,287		-	-
	Stock Option Vesting Acceleration(3)	15,375	15,375		-	-
	Benefits Continuation	3,242	3,242		-	-

(1)
Benefit amounts would be paid in Canadian dollars and, for purposes of reporting such in this table, have been converted to U.S. dollars at the exchange rate of 1.0025 which was the rate in effect on March 31, 2012.

(2)	In addition to the reported amount, Mr. Gaines would also be entitled to receive 3.5% of the total consideration paid to or for the Corporation in the change of control transaction.

(3)
The value of the vesting acceleration was calculated by multiplying the number of unvested, in-the-money option shares as of March 31, 2012 by the spread between the closing price of the Corporation’s common stock on March 31, 2012, which was $2.03 per share, and the exercise price of such unvested options. At March 31, 2012, Messrs. Gaines, Thomson, Schulz and Koide and Mrs. Gaines held 93,750; 75,000; 56,250; 56,250 and 37,500 unvested stock options, respectively, that were in-the-money at an exercise price of $1.62 per share which, if exercised at these values, would have resulted in the gains on exercise as reported in the table.

For more information, see “Compensation Discussion and Analysis” above.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that LML’s executive officers and directors and persons who own more than 10% of a registered class of LML’s equity securities file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner during the fiscal year ended March 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 9, 2012, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by each director, director nominee and named executive officer, and by the directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Patrick H. Gaines (CEO/Chairman/Director) 1680 – 1140 West Pender St. Vancouver, British Columbia	1,906,144(2)	6.4%

Craig Thomson (President) 302 – 2659 Douglas Street, Victoria, British Columbia	1,435,733(3)	5.0%

Richard R. Schulz (Controller and Chief Accounting Officer) 1680 – 1140 West Pender St. Vancouver, British Columbia	355,500(4)	1.2%

Chris Koide (Executive Vice-President Operations) 302 – 2659 Douglas Street, Victoria, British Columbia	466,517(5)	1.6%

Carolyn L. Gaines (Corporate Secretary) 1680 – 1140 West Pender St. Vancouver, British Columbia	369,612(6)	1.3%

Greg A. MacRae (Director) 613 – 375 Water St. Vancouver, British Columbia	150,000(7)	*

Jacqueline Pace (Director) P.O. Box 141 Bailey, MS	127,500(8)	*

David C. Cooke (Director) 12 Stacey Court, Selbyville, Delaware	79,000(9)	*

Don G. Choquer 20290 – 25th Avenue, Langley, British Columbia	5,279,584 (10)	18.7%

Millennium Partners, L.P c/o Millennium Management LLC 666 Fifth Avenue, 8th Floor, New York, NY	2,606,650(11)	9.2%

Directors and Executive Officers as a Group (8 persons)	4,890,006(12)	15.5%

*	Indicates less than 1%

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(1)
Based on 28,246,684 shares of common stock issued and outstanding as of July 15, 2012.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of July 15, 2012, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Includes 1,481,250 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012. On March 31, 2008, we granted Mr. Gaines options to purchase 1,200,000 common shares in the capital of our Corporation, of which 240,000 options vested on each of March 31, 2008, March 31, 2009, March 31, 2010, March 31, 2011, and March 31, 2012.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.  On August 18, 2010 we granted to Mr. Gaines options to purchase 250,000 common shares in the capital of our Corporation of which 62,500 options vested on August 18, 2010, an additional 31,250 options vested on each of February 18, 2011, August 18, 2011 and February 18, 2012, and an additional 31,250 will vest on each of August 18, 2012, February 18, 2013 and August 18, 2013. The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.  On November 17, 2011 we granted to Mr. Gaines options to purchase 250,000 common shares in the capital of our Corporation of which 62,500 options vested on November 17, 2011, an additional 31,250 options vested on May 17, 2012, and an additional 31,250 will vest on each of November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014. The options are exercisable at a price of $2.12 per share and will expire on November 17, 2016.

Also includes shares held by companies controlled by Mr. Gaines as follows:

(a)	Keats Investments Ltd.: 168,400 shares
(b)	397389 British Columbia Ltd.: 16,622 shares
(c)	Does not include 369,612 shares (including 322,500 options exercisable within 60 days of July 15, 2012) that are beneficially held by Carolyn L. Gaines, Mr. Gaines’ spouse.

(3)
Includes 525,000 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012. On October 4, 2007 we granted to Mr. Thomson options to purchase 300,000 common shares in the capital of our Corporation, of which 50,000 options vested on each of April 4, 2008, October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012. On August 18, 2010 we granted to Mr. Thomson options to purchase 200,000 common shares in the capital of our Corporation, of which 50,000 options vested on August 18, 2010, an additional 25,000 options vested on each of February 18, 2011 August 18, 2011 and February 18, 2012 and an additional 25,000 options will vest on each of August 18, 2012, February 18, 2013 and August 18, 2013.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.  On November 17, 2011 we granted to Mr. Thomson options to purchase 200,000 common shares in the capital of our Corporation of which 50,000 options vested on November 17, 2011, an additional 25,000 options vested on May 17, 2012, and an additional 25,000 will vest on each of November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014. The options are exercisable at a price of $2.12 per share and will expire on November 17, 2016.

Also includes 910,733 shares held by a company controlled by Mr. Thomson.

(4)
Represents 355,500 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012. On March 31, 2008, we granted Mr. Schulz options to purchase 210,000 common shares in the capital of our Corporation, of which 70,000 options vested on each of March 31, 2008, March 31, 2009 and March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.  On August 18, 2010 we granted to Mr. Schulz options to purchase 150,000 common shares in the capital of our Corporation, of which 37,500 options vested on August 18, 2010, an additional 18,750 options vested on each of February 18, 2011 August 18, 2011 and February 18, 2012 and an additional 18,750 options will vest on each of August 18, 2012, February 18, 2013 and August 18, 2013.  On March 11, 2011, Mr. Schulz exercised 23,250 of these options.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.  On November 17, 2011 we granted to Mr. Schulz options to purchase 150,000 common shares in the capital of our Corporation of which 37,500 options vested on November 17, 2011, an additional 18,750 options vested on May 17, 2012, and an additional 18,750 will vest on each of November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014. The options are exercisable at a price of $2.12 per share and will expire on November 17, 2016.

(5)
Includes 378,750 shares subject to options that are currently exercisable or are exercisable within 60 days of  July 15, 2012. On October 4, 2007 we granted to Mr. Koide options to purchase 210,000 common shares in the capital of our Corporation, of which 40,000 options vested on April 4, 2008 and 34,000 options vested on each of October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012. On August 18, 2010 we granted to Mr. Koide options to purchase 150,000 common shares in the capital of our Corporation, of which 37,500 options vested on August 18, 2010, an additional 18,750 options vested on each of February 18, 2011 August 18, 2011 and February 18, 2012 and an additional 18,750 options will vest on each of August 18, 2012, February 18, 2013 and August 18, 2013.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.  On November 17, 2011 we granted to Mr. Koide options to purchase 150,000 common shares in the capital of our Corporation of which 37,500 options vested on November 17, 2011, an additional 18,750 options vested on May 17, 2012, and an additional 18,750 will vest on each of November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014. The options are exercisable at a price of $2.12 per share and will expire on November 17, 2016.

(6)
Includes 322,500 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012.  On March 31, 2008, we granted Mrs. Gaines options to purchase 210,000 common shares in the capital of our Corporation, of which 70,000 options vested on each of March 31, 2008, March 31, 2009 and March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018. On August 18, 2010 we granted to Mrs. Gaines options to purchase 100,000 common shares in the capital of our Corporation, of which 25,000 options vested on August 18, 2010, an additional 12,500 options vested on each of February 18, 2011, August 18, 2011 and February 18, 2012 and an additional 12,500 options will vest on each of August 18, 2012, February 18, 2013 and August 18, 2013.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.  On November 17, 2011 we granted to Mrs. Gaines options to purchase 100,000 common shares in the capital of our Corporation of which 25,000 options vested on November 17, 2011, an additional 12,500 options vested on May 17, 2012, and an additional 12,500 will vest on each of November 17, 2012, May 17, 2013, November 17, 2013, May 17, 2014 and November 17, 2014. The options are exercisable at a price of $2.12 per share and will expire on November 17, 2016.

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(7)
Includes 50,000 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012.  On August 18, 2010, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 18, 2011.  These options are exercisable at a price of $1.62 per share and expire on August 18, 2015.  On August 17, 2011, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our Corporation, all of which will vest on August 17, 2012.  These options are exercisable at a price of $2.43 per share and expire on August 17, 2016.

(8)
Includes 125,000 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012.  On August 8, 2007, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 8, 2008.  These options are exercisable at a price of $3.16 per share and expire on August 8, 2012. On August 17, 2009, we granted to Ms. Pace options to purchase 50,000 common shares in the capital of our Corporation, all of which vested on August 17, 2010.  These options are exercisable at a price of $0.65 per share and expire on August 17, 2014. On August 18, 2010, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 18, 2011.  These options are exercisable at a price of $1.62 per share and expire on August 18, 2015.  On August 17, 2011, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our Corporation, all of which will vest on August 17, 2012.  These options are exercisable at a price of $2.43 per share and expire on August 17, 2016.

(9)
Includes 75,000 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012.  On August 17, 2009, we granted to Mr. Cooke options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 17, 2010.  These options are exercisable at a price of $0.65 per share and expire on August 17, 2014. On August 18, 2010, we granted to Mr. Cooke options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 18, 2011.  These options are exercisable at a price of $1.62 per share and expire on August 18, 2015.  On August 17, 2011, we granted to Mr. Cooke options to purchase 25,000 common shares in the capital of our Corporation, all of which will vest on August 17, 2012.  These options are exercisable at a price of $2.43 per share and expire on August 17, 2016.

(10)	Includes shares held by companies controlled by Mr. Choquer as follows:

(a)	847279 BC Ltd.: 4,733,446 shares
(b)	C-Quest Holdings Ltd.: 159,201 shares
(c)	Titan Investments Corp.: 386,426 shares

(11)
On March 26, 2008, LML Payment Systems Inc. entered into a definitive Securities Purchase Agreement with Millennium Partners, LLP (“Millennium”).  Under the Securities Purchase Agreement, LML and the Purchaser completed a private placement transaction pursuant to which the Purchaser acquired 4,000,000 common shares of the Corporation for an aggregate purchase price of $7,200,000, or $1.80 per share. The stock ownership of Millennium as of March 31, 2012 is based on the Schedule 13F filed by Millennium with the SEC on May 15, 2012.   According to a Schedule 13D/A filed by Millennium with the SEC on February 18, 2011, Millennium and other related parties have shared voting and dispositive power over these shares.

(12)	Includes 3,313,000 shares subject to options that are currently exercisable or are exercisable within 60 days of July 15, 2012.

PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Grant Thornton LLP of Vancouver, British Columbia, Canada, has been selected by our board of directors and Audit Committee to serve as our independent auditors for the fiscal year ending March 31, 2013.  Grant Thornton LLP was appointed by our Audit Committee to serve as our independent auditors effective July 12, 2004.  It is proposed that the remuneration to be paid to the independent auditors be fixed by our Audit Committee.

During the two most recent fiscal years there were no disagreements between us and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement or disagreements, if not resolved to the satisfaction of the independent auditors, would have caused it to make reference to the subject matter of the disagreement or disagreements in connection with its report on the financial statements for such years.

All services provided by Grant Thornton LLP in the fiscal year ended March 31, 2012 have been reviewed with our Audit Committee to confirm that the performance of such services is consistent with the regulatory requirements for auditor independence.  A representative of Grant Thornton LLP is not expected to be present at our annual meeting, nor is a representative of Grant Thornton LLP expected to make a statement.  In the event that a representative of Grant Thornton LLP is present at our annual meeting, such representative or representatives will have an opportunity to make a statement if such representative or representatives so desire, and will be available to respond to appropriate questions by shareholders. We are asking our shareholders to ratify our appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending March 31, 2013.  The affirmative vote of a majority of the votes cast in person or by proxy at our annual meeting is required to approve this proposal.  If ratification by our shareholders of the appointment of Grant Thornton LLP as our independent auditors is not obtained, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and in the best interests of our shareholders.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2013.

INDEPENDENT AUDITORS’ FEES

The following table sets forth the aggregate fees billed for services rendered by Grant Thornton LLP, our independent auditors, for the fiscal years ended March 31, 2012 and 2011.

Fee Category	2012	2011

Audit Fees	CDN $204,750	CDN $168,221
Audit-Related Fees	-	55,638
Tax Fees	-	-
Other Fees	-	11,960

Total	$204,750	$235,819

Audit Fees

Audit Fees relate to professional services rendered in connection with: (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2012 and 2011; and (ii) the review of our financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2011, September 30, 2011, December 31, 2011, June 30, 2010, September 30, 2010 and December 31, 2010.

Audit-Related Fees

During the fiscal year ended March 31, 2012, we did not engage Grant Thornton to provide us with any audit-related services.

During the fiscal year ended March 31, 2011, Grant Thornton had billed our Corporation aggregate fees of CDN $55,638 for professional services rendered in connection with audit-related matters.  Included in these fees is:  (i) CDN $12,700 related to the Corporation’s accounting for amounts related to the settlement of patent litigation; (ii) CDN $32,030 related to review of the Corporation’s tax working papers; and (iii) CDN $10,908 related to additional review of the Corporation’s periodic reports.

Tax Fees

During the fiscal years ended March 31, 2012 and 2011, we did not engage Grant Thornton LLP to provide us with any services related to tax compliance, tax advice or tax planning.

All Other Fees

During the fiscal year ended March 31, 2012, we did not engage Grant Thornton LLP to provide us with any services that did not constitute audit services, audit-related services or tax services.

During the fiscal year ended March 31, 2011, the aggregate fees billed for services by Grant Thornton LLP that did not constitute audit fees, audit-related fees or tax fees were CDN $11,960 related to the Corporation’s restatement of its quarterly Report and related financial statements for the three and nine month fiscal period ended December 31, 2009.

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PRE-APPROVAL POLICIES OF AUDIT COMMITTEE

Our Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Corporation by its independent auditors.  Under the policy, the Audit Committee has pre-approved the provision by the Corporation’s independent auditors of specific audit, audit-related, tax and other non-audit services as being consistent with auditor independence.  Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by the independent auditors, and the independent auditors must advise the Audit Committee as to whether, in the independent auditor’s view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.  The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the chairman of the Audit Committee.  All audit and non-audit services performed by our independent auditors during the fiscal years ended March 31, 2012 and March 31, 2011 were pre-approved in accordance with this policy.

PROPOSAL THREE – CONTINUANCE INTO THE PROVINCE OF BRITISH COLUMBIA

Background

The Corporation was incorporated under the laws of the Province of British Columbia, Canada on January 24, 1974.   In October 1997, upon receipt of shareholder approval, the directors of the Corporation elected to change its governing corporate jurisdiction by continuing out of the Province of British Columbia into the Yukon Territory, which change was effected in November 1997.  The principal reason for which the Corporation sought to continue into the Yukon Territory was that the British Columbia Company Act (the “B.C. Company Act”), which was in effect at that time, required one director of a company domiciled in British Columbia to be ordinarily resident in British Columbia and a majority of the directors to be residents of Canada, while the Business Corporations Act (Yukon Territory) (the “YBCA”) had no such residency requirements for directors at that time.

The B.C. Company Act was replaced by the Business Corporations Act (British Columbia) (the “BCBCA”) on March 29, 2004.  Unlike the B.C. Company Act, the BCBCA does not contain a residency requirement for directors that the majority of the directors of a company domiciled in British Columbia be residents of Canada.  Furthermore, the Corporation’s head office has remained in British Columbia since its original date of incorporation in 1974.   Since its continuance into the Yukon Territory in November 1997, the Corporation has been registered as an extra-provincial company with the province of British Columbia.

Management of the Corporation has determined and believes that it is in the best interest of, and will be more efficient and cost effective for, the Corporation to be governed by the laws of British Columbia.  Accordingly, the Corporation’s board of directors proposes to continue (the “Continuance”) the Corporation from the laws of the Yukon under the YBCA, to the laws of British Columbia under the BCBCA.

Upon the Continuance, the YBCA will cease to apply to the Corporation and the Corporation will thereupon become subject to the BCBCA as if it had remained incorporated as a British Columbia company.

The YBCA currently governs the corporate affairs of the Corporation and restricts the jurisdictions into which a Corporation may continue. The Registrar appointed under the YBCA is prepared to allow a continuance out of Yukon Territory into British Columbia upon (i) receipt of an application for continuation into British Columbia, and (ii) being satisfied that certain rights, obligations, liabilities and responsibilities of the Corporation as set out in Section 191(9) of the YBCA will remain unaffected as a result of the Continuance.

The BCBCA also provides for companies incorporated in foreign jurisdictions to be continued into British Columbia and allows for companies so continued to continue out to a foreign jurisdiction. A company being continued into British Columbia will be subject to the requirements of the BCBCA and all other laws of British Columbia that govern corporations. The registration of the Continuance does not create a new legal entity, nor does it prejudice or affect the continuity of the Corporation.

The Continuance of the Corporation into British Columbia will affect certain rights of the Corporation’s shareholders as they currently exist under the YBCA. Please refer to Appendix A to this Proxy Statement for an outline of the differences between the YBCA and the BCBCA. The Corporation’s shareholders should consult their legal advisors regarding implications of the Continuance, which may be of particular importance to them.

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Shareholders’ Rights of Dissent in Respect of the Continuance

Persons who are Beneficial Shareholders of the Corporation’s Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY A REGISTERED SHAREHOLDER IS ENTITLED TO DISSENT. A shareholder who beneficially owns the Corporation’s Common Shares, but is not the registered holder thereof, should contact the registered holder for assistance.

Dissent Rights under the YBCA

Registered holders of Common shares of the Corporation have the right to dissent in respect of the Continuance Resolution and, if the Continuance becomes effective, to be paid the fair value of their Common Shares in accordance with the provisions of section 193 of the YBCA.  To exercise this right, the Corporation must receive from a registered holder of the Common Shares who dissents (a “Dissenting Shareholder”) a written objection to the Continuance Resolution delivered to the Corporation at its head office at Suite 1680, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1, before the annual meeting, and the Dissenting Shareholder must have otherwise complied with section 193 of the YBCA which is described below and in Appendix B to this Proxy Statement.  Failure to strictly comply with such dissent procedures may result in the loss or unavailability of any dissent rights.  Please be advised that the exercise of a proxy does not constitute a written objection.

As indicated above, a holder of Common Shares may be entitled to be paid the fair value of all of such Common Shares in accordance with section 193 of the YBCA, if the shareholder dissents to the Continuance and the Continuance becomes effective. A holder of Common Shares is not entitled to dissent if the shareholder votes any of such Common Shares in favour of the Continuance Resolution (as herein defined); however, the failure of a holder of Common Shares to vote such shares against the Continuance Resolution will not constitute a waiver of the holder’s statutory dissent rights. The execution or exercise of a proxy does not constitute a written objection for purposes of the YBCA.

Procedure for Dissent under the YBCA

The following is a summary of the procedures to be followed under the YBCA by a registered shareholder wishing to dissent to the Continuance Resolution. The summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting shareholder under the YBCA. However, the YBCA requires adherence to the procedures established therein and failure to do so may result in the loss of all of a dissenter’s rights.  Accordingly, each shareholder who might desire to exercise dissenter’s rights should carefully consider and comply with the provisions of those sections and consult his legal adviser. The full text of section 193 of the YBCA relating to dissent procedures is set out in Appendix B to this Proxy Statement.

Under the provisions of the YBCA, registered shareholders will be entitled to exercise dissent rights in connection with the approval of the Continuance Resolution. In addition to any other rights that shareholders may have, when the Continuance becomes effective, registered shareholders who comply with the dissent procedures under Section 193 of the YBCA will be entitled to be paid the fair value of the Common Shares in respect of which they have dissented, determined as at the close of business on the day before the Continuance Resolution is adopted.

Shareholders who wish to exercise their right of dissent should seek their own legal advice as failure to comply strictly with the provisions of Section 193 of the YBCA may prejudice their right of dissent. In order to dissent, a written objection to the Continuance Resolution must be received by the Corporation at its registered office at least 48 hours, not including Saturday, Sunday or holidays, prior to the annual meeting or by the Chairman of the annual meeting at or before the annual meeting. A vote against the Continuance Resolution, an abstention or the execution of the instrument of Proxy to vote against the Continuance Resolution does not constitute such written objection.

Status as a British Columbia Company

Currently, the Corporation’s authorized capital consists of 100,000,000 Common Shares, 150,000,000 Class A Preferred shares with a par value of $1.00 and 150,000,000 Class B Preferred shares with a par value of $1.00. If the Corporation’s shareholders approve the Continuance, the Corporation’s authorized share capital will consist of an unlimited number of Common Shares, an unlimited number of Class A Preferred Shares and an unlimited number of Class B Preferred Shares.

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As a Yukon Corporation, the Corporation’s charter documents consist of Articles of Incorporation, as amended, and general by-law No. 1 (the “Bylaws”) and any amendments thereto to date. On completion of the Continuance, the Corporation will cease to be governed by the YBCA and will thereafter be governed by the BCBCA as though the Company had been incorporated under the BCBCA. As part of the Continuance Resolution, shareholders will be asked to approve the adoption of a Notice of Articles and the New Articles which comply with the requirements of the BCBCA, copies of which will be mailed to any shareholder, free of charge, who requests a copy in writing, from the Corporation at its head office (Attention: Corporate Secretary) and will be available for review by the shareholders at the annual meeting.

The Continuance Resolution

Management of the Corporation believes that it is in the best interest of the Corporation and the shareholders to transfer its jurisdiction of incorporation to British Columbia as a cost effective business decision since the Corporation’s head office and all of the Corporation’s management is located in British Columbia and the residency requirements for directors which had existed under the former B.C. Company Act and had prompted the Corporation to continue out of British Columbia in November 1997, do not exist in the BCBCA. Accordingly, the shareholders will be asked at the annual meeting to consider and if thought fit, approve the resolution set out in Appendix D to this Proxy Statement (the “Continuance Resolution”). To become effective, the Continuance Resolution must be approved by a majority of not less than two-thirds of the votes cast by the shareholders voting in person or by proxy at the annual meeting.

The board of directors of the Corporation may, without further notice or approval of the shareholders of the Corporation, decide not to proceed with the Continuance or otherwise give effect to the Continuance Resolution, at any time prior to the Continuance becoming effective.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE CONTINUANCE OF THE CORPORATION INTO THE PROVINCE OF BRITISH COLUMBIA.

INCLUSION OF FUTURE SHAREHOLDER PROPOSALS IN PROXY MATERIALS

All proposals of shareholders intended to be included in our proxy statement and form of proxy relating to our annual meeting of shareholders for the fiscal year ending March 31, 2013 (the "2013 Annual Meeting") must be received by our Corporation no later than March 29, 2013 (assuming that the 2013 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual meeting to be held on August 28, 2012).  All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934 and Section 138 of the YBCA (or Section 188 of the BCBCA in the event that the special resolution to continue the Corporation into the province of British Columbia is approved by our shareholders at our annual meeting this year), which set forth specific requirements and limitations applicable to nominations and proposals at annual meetings of shareholders.

For any shareholder proposal that is not submitted for inclusion in our proxy statement and form of proxy relating to the 2013 Annual Meeting pursuant to the processes of Rule 14a-8 of the Securities Exchange Act of 1934 or any proposal that is submitted under Section 138 of the YBCA or, if applicable, Section 188 of the BCBCA, notice of such proposal must be received by our Corporation no later than June 12, 2013 (assuming that the 2013 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual meeting to be held on August 28, 2012); otherwise, we may exercise, pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, discretionary voting authority under proxies we solicit for the 2013 Annual Meeting.

All shareholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to our Corporation at Suite 1680, 1140 West Pender Street, Vancouver, British Columbia V6E 4G1 Attention:  Carolyn Gaines, Corporate Secretary.

With respect to business to be brought before the annual meeting to be held on August 28, 2012, we have not received any notices from shareholders that we were required to include in this proxy statement.

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“HOUSEHOLDING” OF PROXY MATERIAL

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (including brokers) to satisfy the delivery requirements for a proxy statement, an annual report to shareholders and a Notice of Internet Availability of Proxy Materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single copy of those documents addressed to those shareholders (although the rule requires that each shareholder will continue to receive a separate proxy card). This process is commonly referred to as “householding”.

This year, a number of brokers with accountholders who are shareholders of our Corporation will be “householding” our proxy materials.  As indicated in the notice previously provided by these brokers to shareholders of our Corporation, a single proxy statement, a single annual report to shareholders and, if applicable, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, a separate annual report to shareholders and/or, if applicable, a separate Notice of Internet Availability of Proxy Materials, please notify your broker, or call us at 604-689-4440 or write to us at LML Payment Systems Inc., Suite 1680, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1, Attn: Corporate Secretary.  We will deliver promptly upon written or oral request a separate copy of the proxy statement, a separate annual report to shareholders and/or a separate Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who currently receive multiple copies of the proxy statement, a separate annual report to shareholders and/or, if applicable, a separate Notice of Internet Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading “Executive Compensation”, since the beginning of the fiscal year ended March 31, 2011, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years (a “Covered Transaction”), and in which, to our knowledge, any of the following persons had, or will have, a direct or indirect material interest: any director or executive officer of our Corporation; any nominee for election as a director of our Corporation; any beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any of the foregoing persons (each a “Related Person”).

Pursuant to the ‘Policy and Procedures Regarding Transactions with Related Persons’ adopted by the Board of Directors on August 10, 2011, all Covered Transactions with Related Persons are reviewed, approved and ratified by the Audit Committee of our board of directors primarily based on the following factors:

•	The name of the Related Person and the basis on which the person is a Related Person;

•	The business purpose and the terms of the Covered Transaction and the reasons for our participation in the Covered Transaction;

•	If we are a buyer or seller of property or services, the process used by us to evaluate the Covered Transaction;

•
The Related Person’s and our interest in the Covered Transaction, including the Related Person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to, or has an interest in, the Covered Transaction;

•
The approximate dollar value of the amount involved in the Covered Transaction and of the amount of the Related Person’s interest in the Covered Transaction (which shall be computed without regard to the amount of profit or loss);

•	In the case of indebtedness, the aggregate principal amount and interest rate that would be involved;

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•	whether the Covered Transaction is fair and reasonable and on terms no less favorable to us than could be obtained in a comparable arm’s length transaction with an unrelated third party; and

•
Any other relevant information regarding the Covered Transaction or the Related Person in the context of the Covered Transaction that could be material to investors in light of the circumstances of the particular Covered Transaction.

The Audit Committee may approve or ratify the Covered Transaction only if the Audit Committee determines that, under all of the circumstances, the Covered Transaction is in, or is not inconsistent with, the best interests of the Corporation and its shareholders.  The Audit Committee may impose any conditions on the Related Person’s Covered Transaction that it deems appropriate.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in our Annual Report to Shareholders on Form 10-K for the year ended March 31, 2012.  A copy of the Annual Report to Shareholders on Form 10-K has been sent, or is concurrently being sent, to all shareholders of record as of July 9, 2012.

AVAILABILITY OF FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, is available on our website at www.lmlpayment.com by clicking on “investor relations” and will be provided without charge to any shareholder or beneficial owner of our common shares upon written request to Carolyn L. Gaines, Corporate Secretary, LML Payment Systems Inc., Suite 1680 - 1140 West Pender Street, Vancouver, British Columbia V6E 4G1.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta, Canada, T2P 3S8 (facsimile (403) 267-6529).

SUBMITTING A PROXY VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Shareholder

Shareholders with shares registered directly with Computershare Investor Services Inc. may submit a proxy to vote those shares telephonically or via the Internet by following the instructions on the proxy card that they receive.

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through Broadridge U.S. and Broadridge Canada that offers telephone and Internet voting options.  This program is different from the program provided by Computershare for shares registered directly in the name of shareholders.  If your shares are held in an account with a broker or a bank participating in the Broadridge Solutions program, you may provide voting instructions to the broker or bank holding your shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at Broadridge Solutions’ website (www.proxyvote.com).

OTHER MATTERS TO COME BEFORE THE MEETING

In addition to the matters to be voted upon by the shareholders of our common shares, we will receive and consider both the Report of the Board of Directors to the Shareholders, and the financial statements of our Corporation for the years ended March 31, 2012 and March 31, 2011, together with the auditor’s report thereon. These matters do not require shareholder approval, and therefore shareholders will not be required to vote upon these matters.

Except for the above-noted matters, our board of directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others.  If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their good judgment.

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IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors: /s/ Patrick H. Gaines
Patrick H. Gaines
Chief Executive Officer and Chairman
Dated: July XX, 2012

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Appendix A

LML PAYMENT SYSTEMS INC. (the “Corporation”)

SUMMARY OF THE DIFFERENCES BETWEEN THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT AND THE YUKON BUSINESS CORPORAITON ACT

The following is a summary only of certain differences between the British Columbia Business Corporations Act (the “BCBCA”), the statute that will govern the corporate affairs of the Corporation upon the Continuance, and the Yukon Business Corporations Act (the “YBCA”), the statute which currently governs the corporate affairs of the Corporation.

In approving the Continuance, the shareholders will be approving the adoption of the continuance application with Notice of Articles and new Articles for the Corporation and will be agreeing to hold securities in a Company governed by the BCBCA. This Appendix A summarizes some of the differences that could materially affect the rights and obligations of shareholders after giving effect to the Continuance.  In exercising their vote, shareholders should consider the distinctions between the BCBCA and the YBCA, only some of which are outlined below.

Notwithstanding the alteration of shareholders’ rights and obligations under the BCBCA and the proposed Continuance, the Corporation will still be bound by the rules and policies of the NASDAQ Stock Market, the United States Securities and Exchange Commission and the British Columbia Securities Commission, as well as any other applicable securities legislation.

The following summary should not be construed as legal advice to any particular shareholder, all of whom are advised to consult their own legal advisors respecting all of the implications of the Continuance.

Charter Documents

Under the YBCA, a company has “articles of incorporation”, which set forth the name of the company, the amount and type of authorized capital, the number of directors and any restrictions on the type of business the corporation can carry on. Additionally, a company has “bylaws” which govern the management of the company. The articles are filed with the YBCA Registrar and the bylaws are filed only with the company’s registered and records office.

Under the BCBCA, the charter documents consist of a “Notice of Articles”, which sets forth the name of the company, the amount and type of authorized capital, the directors and the registered and records office. Additionally, a company has “Articles” which govern the management of the company. The Notice of Articles is filed with the BCBCA Registrar of Companies and the Articles are kept at the company’s registered and records office.

If shareholders approve the Continuance under the BCBCA, the Corporation’s authorized share capital will consist of an unlimited number of Common Shares, an unlimited number of Class A preferred shares and an unlimited number of Class B preferred shares.  Under the YBCA the Corporation’s authorized capital consists of 100,000,000 Common Shares, 150,000,000 Class A Preferred shares with a par value of $1.00 and 150,000,000 Class B Preferred shares with a par value of $1.00.  The Continuance to British Columbia will not result in any substantive changes to the constitution, powers or management of the Corporation except as previously described.

Amendments to the Charter Documents of the Corporation

The YBCA requires a two-thirds majority vote to make substantive changes to a company’s charter documents. Any substantive change to the corporate charter of a company under the BCBCA, such as an alteration of the restrictions, if any, of the business carried on by a company, or an increase or reduction of the authorized capital of a company requires a special resolution passed by:

(a)
the majority of votes that the Articles of the company specify is required for the company to pass a special resolution at a general meeting, if that specified majority is at least two-thirds and not more than three-quarters of the votes cast on the resolution; or

(b)	if the Articles do not contain such a provision, a special resolution passed by at least two-thirds of the votes cast on the resolution.

~1~

The BCBCA does allow some limited capital alterations to be approved without a special resolution but on the terms, and in the manner, if any, provided for in a company’s Notice of Articles or Articles. The Corporation intends to adopt such procedures.
Under the YBCA and the BCBCA, other fundamental changes, such as an alteration of the special rights and restrictions attached to issued shares or a proposed amalgamation or continuation of a company out of the jurisdiction, require a similar special resolution passed by the holders of shares of each class entitled to vote at a general meeting of a company and the holders of all classes of shares adversely affected by an alteration of special rights and restrictions.

Sale of Corporation’s Undertaking

Under the YBCA, the approval of the shareholders of a company represented at a duly called meeting are required to vote on a sale, lease or exchange of all or substantially all of the property of a company. Where the class or series is affected by the sale, lease or exchange in a manner different from another class or series, the holders of shares of that class or series are entitled to vote separately as a class or series. Each share of a company carries the right to vote in respect of the sale, lease or exchange whether or not it otherwise carries the right to vote. A sale, lease or exchange is adopted when the holders of each class or series of shares entitled to vote have approved the sale, lease or exchange by a two-thirds majority.

Under the BCBCA, a company may sell, lease or otherwise dispose of all or substantially all of the undertaking of a company only if it does so in the ordinary course of its business or if it has been authorized to do so by a special resolution passed by the majority of votes that the Articles of the company specify is required for the company to pass a special resolution at a general meeting, if that specified majority is at least two-thirds and not more than three-quarters of the votes cast on the resolution or, if the Articles do not contain such a provision, a special resolution passed by at least two-thirds of the votes cast on the resolution.

Rights of Dissent and Appraisal

The BCBCA provides that shareholders who dissent to certain actions being taken by a company may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where a company proposes:

(a)	a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b)	a resolution to adopt an amalgamation agreement;

(c)	a resolution to approve an amalgamation into a foreign jurisdiction;

(d)	a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	any other resolution, if dissent is authorized by the resolution; or

(h)	any court order that permits dissent.

The YBCA provides that shareholders who dissent to certain actions being taken by a company may exercise a right of dissent and require the company to purchase the shares held by shareholders at the fair value of such shares. The dissent right is applicable where the company proposes to:

(a)
amend its articles to add, change or remove any provisions restricting or constraining the issue or transfer of shares of a particular class or to add, change or remove any restriction on the business that the company may carry on;

(b)	amalgamate with another corporation;

(c)	continue under the laws of another jurisdiction;

(d)	sell, lease or exchange all or substantially all of its property; and,

~2~

(e)	alter rights that a series or class on which change the holders of shares of that series or class are entitled to vote separately.

Oppression Remedies

Under the BCBCA, a shareholder of a company has the right to apply to court on the grounds that:

(a)
the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant, or

(b)
some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

On such an application, the court may make such order as it sees fit including amongst other things an order prohibiting or directing any act by the company.

The YBCA contains rights that are substantially broader in that they are available to a larger class of complainants. Under the YBCA, a shareholder, former shareholder, director, former director, officer, former officer of a company or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy. They may apply to a court for an order to rectify the matters complained of where, in respect of a company or any of its affiliates, any act or omission of the company or its affiliates effects a result, or the business or affairs of the company or its affiliates are or have been exercised in a manner, or the powers of the directors of the company or any of its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to, or that unfairly disregards the interest of, any security holder, creditor, director or officer.

Shareholder Derivative Actions

Under the BCBCA, a shareholder or director of a company may, with leave of the court, prosecute a legal proceeding in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such a right, duty or obligation.

A broader right to bring a derivative action is contained in the YBCA, and this right extends to a shareholder, former shareholder, director, former director, officer, former officer of a company or any of its affiliates, and any person who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. In addition, the YBCA permits derivative actions to be commenced in the name and on behalf of a company or any of its subsidiaries.

Requisition of Meetings

The BCBCA provides that one or more shareholders of a company holding at least 1/20 of the issued voting shares of a company may give notice to the directors requiring them to call and hold a general meeting. The YBCA also provides this right.

Form of Proxy and Information Circular (Proxy Statement) for Reporting Companies

The requirement for reporting issuers to provide a notice of a general meeting, a form of proxy and an information circular (proxy statement) containing prescribed information regarding the matters to be dealt with at and the conduct of the general meeting is now governed by securities legislation and is not governed by the BCBCA or the YBCA.

~3~

Indemnification

The YBCA allows a company to indemnify a director or former director or officer or former officer of a company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, against all liability and expenses reasonably incurred by him or her in a proceeding to which he or she is made party by reason of being or having been a director or officer if he or she acted honestly and in good faith with a view to the best interests of the company or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the their conduct was lawful. Additionally, in such cases where the director or officer was substantially successful on the merits of his or her defense of the action or proceeding against him or her, the YBCA requires the company to indemnify the director or officer. The BCBCA also provides these rights.

Dividends

The YBCA limits the circumstances under which a company may declare dividends only where there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes. The BCBCA provides a similar limitation on the declaration of dividends.

Place of Meetings

The YBCA provides that meetings of shareholders shall be held at the place in the Yukon provided in the bylaws or, in the absence of any such provision, at the place in the Yukon that the directors determine. Despite this, a shareholders’ meeting can be held outside the Yukon if all the shareholders entitled to vote at the meeting so agree, or if the articles provide that meetings take place at a location outside the Yukon.

Under the BCBCA, general meetings of shareholders are to be held in British Columbia or may be held at a location outside of British Columbia if:

(a)	the location is provided for in the articles;

(b)
the articles do not restrict the company from approving a location outside of British Columbia and the location is approved by the resolution required by the articles for that purpose, or if no resolution is specified then approved by ordinary resolution; or

(c)	the location is approved in writing by the BCBCA Registrar of Companies before the meeting is held.

Directors

The YBCA provides that a distributing company must have not fewer than 3 directors, at least 2 of whom are not officers or employees of the company or its affiliates.

The BCBCA provides that a public company must have a minimum of 3 directors.

~4~

Appendix B

LML PAYMENT SYSTEMS INC. (the “Corporation”)

Business Corporations Act (Yukon)

SECTION 193
SHAREHOLDER’S RIGHT TO DISSENT

193	(1)	Subject to sections 194 and 243, a holder of shares of any class of a corporation may dissent if the corporation resolves to:

(a)	amend its articles under section 175 or 176 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)	amend its articles under section 175 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(c)	amalgamate with another corporation, otherwise than under section 186 or 189,

(d)	be continued under the laws of another jurisdiction under section 191, or

(e)	sell, lease or exchange all or substantially all its property under section 192.

(2)	A holder of shares of any class or series of shares entitled to vote under section 178 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)
In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4)
A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)	A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or

(b)
if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after learning that the resolution was adopted and of the right to dissent.

(6)	An application may be made to the Supreme Court after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or

(b)	by a shareholder if the objection to the Corporation under subsection (5) has been sent b y the shareholder,

to set the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section or to fix the time at which a shareholder of an unlimited liability Corporation who dissents under this section.

~1~

(7)
If an application is made under subsection (6), the corporation shall, unless the Supreme Court otherwise orders, send to each dissenting shareholder a written offer to pay an amount considered by the directors to be to fair value of the shares to that shareholder.

(8)	Unless the Supreme Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9)	Every offer made under subsection (7) shall

(a)	be made on the same terms, and

(b)	contain or be accompanied by a statement showing how the fair value was determined.

(10)
A dissenting shareholder may make an agreement with the Corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the court pronounces an order fixing the fair value of the shares.

(11)	A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and

(b)	except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12)	In connection with an application under subsection (6), the Supreme Court may give directions for

(a)
joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Supreme Court, are in need of representation,

(b)	the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d)	the deposit of the share certificates with the Supreme Court or with the corporation or its transfer agent,

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)	the service of documents, and

(g)	the burden of proof on the parties.

(13)	On an application under subsection (6), the Supreme Court shall make an order

(a)	setting the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

(c)	setting the time within which the corporation must pay that amount to a shareholder, and

~2~

(14)	On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,

(b)
the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15)	Paragraph (14) (a) does not apply to a shareholder referred to in subsection (5) (b).

(16)	Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder’s dissent, or

(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17)
The Supreme Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder because of subsection (14) until the date of payment.

(18)	If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19)
Even though a judgment has been given in favour of a dissenting shareholder under paragraph (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to having full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the Corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities.

~3~

Appendix C

LML PAYMENT SYSTEMS INC. (the “Corporation”)

MATERIAL CHANGES TO CHARTER DOCUMENTS

Set out below is a discussion of the material changes from the Corporation’s existing by-laws under the YBCA (“Existing Bylaws”) proposed under the New Articles. A number of these changes reflect the increased flexibility afforded to companies under the BCBCA as compared with those governed by the YBCA. In certain cases, provisions contained in the Existing Bylaws which deal with matters which will, following the Continuation, be dealt with in the BCBCA or applicable securities legislation, rules and policies, will no longer be contained in the New Articles. As well, certain provisions in the Existing Bylaws that reflect the provisions of the YBCA will be retained in the New Articles but will be altered as required to reflect the provisions of the BCBCA.

The following is a discussion of the substantive changes proposed in the New Articles.

Directors Authority to Set Auditor’s Remuneration

Under the BCBCA, a corporation is, subject to shareholder approval, permitted to include in the New Articles authorization for the directors to set the remuneration paid to the auditors of the Corporation. The YBCA provides for the shareholders to fix the remuneration or the shareholders to authorize, on an annual basis, the directors to set the remuneration. Historically, shareholders of the Corporation have always authorized the directors to set the auditor’s remuneration. As a result, the inclusion of the authority for directors to set the auditor’s remuneration in the New Articles merely codifies existing practice. More importantly, however, this change also codifies new corporate governance rules and regulations relating to audit committees and the appointment and remuneration of auditors.

Special Majority for Resolutions

Under the YBCA, the majority of votes required to pass a special resolution at a special meeting is not less than two-thirds of the votes cast on such special resolution. Under the BCBCA, a corporation is authorized to determine whether a special resolution requires not less than two-thirds or not less than three-quarters of the votes cast on a resolution. The Existing Bylaws did not state what the majority was for a special resolution, as this matter was dealt with under the YBCA. The New Articles provide that a special resolution will still require a majority of not less than two-thirds of the votes cast on a resolution. However, under the New Articles, the removal of a director by the shareholders will require a three-quarters majority resolution as opposed to the Existing Bylaws and the YBCA, which require only an ordinary resolution of the shareholders in order to remove a director.

Resolutions Required

Under the BCBCA, a corporation is permitted in its articles to set out the type of approval required for certain corporate changes. This reflects an increasing need for companies to react and adapt to changing business conditions, and to have a system in place that allows for quick responses. Under the BCBCA, a corporation may choose different thresholds of support for specific resolutions, including changes such as the subdivision or consolidation of its shares and a change in the name of the Corporation. Changes such as subdivisions, consolidations and name changes are required to be approved by shareholders under the YBCA. Traditionally, where these changes are proposed between annual meetings of shareholders, it would require that the Corporation hold a special meeting to have the change approved. This is very expensive for the Corporation, and results in unnecessary time delays and costs.

As a result, as permitted under the BCBCA, management and the board of directors are proposing that the New Articles provide for the following matters to require a directors’ resolution only, and not require a shareholders’ resolution (recognizing that regulatory authorities may require shareholder approval in certain cases in any event):

(i)	a subdivision of all or any of the unissued or fully paid issued, shares;

(ii)	a consolidation of all or any of the unissued, or fully paid issued, shares; and

(iii)	a change of name of the Corporation.

~1~

Other capital and share structure changes will continue to require shareholder approval.  Management believes that it is in the best interests of the Corporation to allow directors to pass resolutions to authorize the above changes so that the Corporation can react and adapt to changing business conditions in a timelier and less costly manner. Any such change would continue to be subject to the applicable securities laws and the rules and policies of applicable stock exchanges (which may require shareholder approval in certain cases).

Number of Directors

Under the Existing By-laws, the number of directors to be elected at annual meetings is set at a minimum of 1 and a maximum of 10, as may from time to time be determined by a resolution of the board of directors. The New Articles also provide for the number of directors to be set by a resolution of the directors. As a result, the inclusion of this authority for directors to fix the number of directors to be elected simply reflects existing practice. However, any vacancy amongst the directors caused by the number of directors having been increased by a resolution of the directors must be filled by the shareholders.

Voting by Proxyholders on a Show of Hands

The Existing Bylaws permit proxyholders to vote on a show of hands. Accordingly, the New Articles permit proxyholders to vote on a show of hands.

Authorized Share Capital

Under the YBCA, the authorized capital of the Corporation was required to be set out in its Articles, and there is therefore no reference in the Existing Bylaws to the authorized capital. Under the BCBCA, the authorized capital is to be as set forth in the New Articles. Therefore, the New Articles will contain reference to the authorized capital of the Corporation following the Continuation.

Alternate Directors

The Existing Bylaws do not specifically provide for the appointment by a director of an individual to represent him and act on his behalf as a director (referred to as an “alternate director”). The New Articles specifically recognize the ability of a director to appoint an alternate director, and provide for the appointment, powers, duties and responsibilities and ceasing to act of an alternate director.

~2~

Appendix D

LML PAYMENT SYSTEMS INC. (the “Corporation”)

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF THE CORPORATION

Continuance under the Business Corporations Act (British Columbia) and Adoption of New Articles

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
the Corporation be authorized to undertake and complete the Continuance (as more particularly described in the Proxy Statement dated July XX, 2012 of the Corporation) from the Yukon Territory to the Province of British Columbia, pursuant to Section 191 of the Business Corporations Act (Yukon) and Section 302 of the Business Corporations Act (British Columbia), and any one director or officer of the Corporation be authorized to determine, execute and file the form of documents required in respect thereof, including any supplements or amendments thereto, and make all such applications as may be necessary in connection with the Continuance;

2.
effective on the date of such Continuance into the Province of British Columbia, the Corporation adopt the Notice of Articles and New Articles substantially in the form presented at the Corporation’s 2012 annual meeting of shareholders in substitution for the existing articles and Bylaws of the Corporation;

3.
the board of directors of the Corporation may, without further notice or approval of the shareholders of the Corporation, decide not to proceed with the Continuance or otherwise give effect to this Special Resolution, at any time prior to the Continuance becoming effective; and

4.
any one or more of the directors or officers of the Corporation be authorized and directed to perform all such acts, deeds and things and execute and file all instruments and documents necessary or desirable to give effect to the true intent of this Special Resolution.”

Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

000001
Sam Sample
123 Samples Street	Security Class:COMMON-NEW
Sampletown SS X9X X9X
Holder Account Number

C9999999999 I N D

Form of Proxy - Annual General and Special Meeting to be held on August 28, 2012

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse)

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with the signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted in favour or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

9.
Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting of Shareholders to be Held on August 28, 2012:  This Notice and Proxy Statement and the Corporation’s 2012 Annual Report are available electronically at https://materials.proxyvote.com/50208p.

Proxies submitted must be received by 11:00 am, Pacific Time, on Friday, August 24, 2012.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet	To Receive Documents Electronically

Call the number listed BELOW from a touch-tone telephone	Go to the following web site: www.investorvote.com Smartphone? Scan the QR Code to vote now	You can enrol to receive future securityholder communications electronically by visiting www.computershare.com/edelivery and clicking on “eDelivery Signup”.
1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER	12345

Appointment of Proxyholder

I/We, being holder(s) of LML Payment Systems Inc. hereby appoint: Patrick H. Gaines, or failing him, Greg A. MacRae	or	Enter the name of the person you are appointing if this person is someone other than the foregoing.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of LML Payment Systems Inc. to be held at offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 28, 2012, at 11:00 a.m. (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. Patrick H. Gaines	□	□	02. Greg A. MacRae	□	□	03. Jacqueline Pace	□	□

04. David C. Cooke	□	□

	For	Against	Abstain
2.Ratification of the Appointment of Auditors
To ratify the appointment of Grant Thornton LLP as independent auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	□	□	□

	For	Against	Abstain
3.Approval to Continue the Corporation into the Province of British Columbia
To consider and if thought fit, to approve a special resolution to continue the Corporation into the Province of British Columbia, details of which are set out in the accompanying proxy statement.	□	□	□

Transacting any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Authorized Signature(s) - This section must be completed for your instructions to be executed.		Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
Mm/dd/yy

Interim Financial Statements		Annual Financial Statements
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	□	Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail	□

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.